EXHIBIT 4.4




                                       DRAFT DATED NOVEMBER 4, 1996
                                       MARKED TO SHOW CHANGES
                                       FROM DRAFT DATED OCTOBER 31, 1996

_________________________________________________________________________

                                    MOA-TL CORP.,

                                    as Mortgagor


                                         to


                         CS FIRST BOSTON MORTGAGE CAPITAL CORP.,

                                   as Mortgagee


                   MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                                   AND FIXTURE FILING


                    _________________________

                    Dated:  November __, 1996

                    PREPARED BY AND UPON RECORDATION RETURN TO:

                    Brown & Wood LLP
                    One World Trade Center
                    57th Floor
                    New York, New York  10048

                    Attention:  David J. Weinberger, Esq.



_________________________________________________________________________




     INDEX

                                                                   Page
                                                                   ----


                        ARTICLE I:  DEFINITIONS
     Section 1.01.  Certain Definitions.                              6

                        ARTICLE II:  COVENANTS, WARRANTIES
                         AND REPRESENTATIONS OF MORTGAGOR

     Section 2.01.  Payment of Debt                                  31
     Section 2.02.  Representations and Warranties of Mortgagor      31
     Section 2.03.  Further Acts, etc                                40
     Section 2.04.  Recording of Mortgage, etc                       40
     Section 2.05.  Representations and Warranties as to the
                      Mortgaged Property                             41
     Section 2.06.  Removal of Lien                                  47
     Section 2.07.  Cost of Defending and Upholding this Mortgage
                       Lien                                          48
     Section 2.08.  Use of the Mortgaged Property                    49
     Section 2.10.  Litigation                                       51
     Section 2.11.                                                   51
     Section 2.12.  Updates of Representations                       51

                ARTICLE III:  INSURANCE AND CASUALTY RESTORATION
     Section 3.01.  Insurance Coverage                               52
     Section 3.02.  Policy Terms                                     54
     Section 3.03.  Assignment of Policies                           55
     Section 3.04.  Casualty Restoration                             56
     Section 3.05.  Compliance with Insurance Requirements           61
     Section 3.06.  Event of Default During Restoration              62
     Section 3.07.  Application of Proceeds to Debt Reduction        63

                         ARTICLE IV:  IMPOSITIONS
     Section 4.01.  Payment of Impositions, Utilities and
                      Taxes, etc.                                    63
     Section 4.02.  Deduction from Value                             64
     Section 4.03.  No Joint Assessment                              64
     Section 4.04.  Right to Contest                                 65
     Section 4.05.  No Credits on Account of the Debt                66
     Section 4.06.  Documentary Stamps.                              66

                    ARTICLE V:  CENTRAL CASH MANAGEMENT
     Section 5.01.  Cash Flow                                        66
     Section 5.02.  Establishment of Sub-Accounts.                   67
     Section 5.03.  Permitted Investments                            68
     Section 5.04.  Interest on Accounts                             69
     Section 5.05.  Monthly Funding of Sub-Accounts                  69
     Section 5.06.  Payment of Basic Carrying Costs                  72
     Section 5.07.  Debt Service Payment Sub-Account                 72
     Section 5.08.  Recurring Replacement Reserve Sub-Account        73
     Section 5.09.  Operation and Maintenance Expense Sub-Account    73
     Section 5.10.                                                   74
     Section 5.11.                                                   74
     Section 5.12.  Performance of Engineering Work                  74
     Section 5.13.  Loss Proceeds                                    75

                      ARTICLE VI:  CONDEMNATION
     Section 6.01.  Condemnation                                     77

                    ARTICLE VII:  LEASES AND RENTS
     Section 7.01.  Assignment                                       78
     Section 7.02.  Management of Mortgaged Property                 79

                  ARTICLE VIII:  MAINTENANCE AND REPAIR
     Section 8.01.  Maintenance and Repair of the Mortgaged
                      Property; Alterations; Replacement of
                      Equipment                                      83

     ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY
     Section 9.01.  Other Encumbrances                               85
     Section 9.02.  No Transfer                                      85
     Section 9.03.  Due on Sale                                      85
     Section 9.04.  Permitted Sale                                   86

                           ARTICLE X:  CERTIFICATES
     Section 10.01.  Estoppel Certificates                           87

                            ARTICLE XI:  NOTICES
     Section 11.01.  Notices                                         87

                        ARTICLE XII:  INDEMNIFICATION
     Section 12.01.  Indemnification Covering Mortgaged Property     88

                          ARTICLE XIII:  DEFAULTS
     Section 13.01.  Events of Default                               89
     Section 13.02.  Remedies                                        92
     Section 13.03.  Payment of Debt After Default                   96
     Section 13.04.  Possession of the Mortgaged Property            97
     Section 13.05.  Interest After Default                          97
     Section 13.06.  Mortgagor's Actions After Default               97
     Section 13.07.  Control by Mortgagee After Default              98
     Section 13.08.  Right to Cure Defaults                          98
     Section 13.09.  Late Payment Charge                             99
     Section 13.10.  Recovery of Sums Required to Be Paid            99
     Section 13.11.  Marshalling and Other Matters                   99
     Section 13.12.  Tax Reduction Proceedings                       99
     Section 13.13.  General Provisions Regarding Remedies          100

                ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS
     Section 14.01.  Compliance with Legal Requirements             101
     Section 14.02.  Compliance with Recorded Documents; No
                       Future Grants                                102

                      ARTICLE XV:  PREPAYMENT; RELEASE
     Section 15.01.  Prepayment                                     102
     Section 15.02.  Release of Mortgaged Property                  103
     Section 15.03.  Repayment Fee                                  104

                 ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE
     Section 16.01.  Covenants, Representations and Warranties      105
     Section 16.02.  Environmental Indemnification                  108

                      ARTICLE XVII:  ASSIGNMENTS
     Section 17.01.  Participations and Assignments                 109

                      ARTICLE XVIII:  MISCELLANEOUS
     Section 18.01.  Right of Entry                                 110
     Section 18.02.  Cumulative Rights                              110
     Section 18.03.  Liability                                      110
     Section 18.04.  Exhibits Incorporated                          110
     Section 18.05.  Severable Provisions                           110
     Section 18.06.  Duplicate Originals                            110
     Section 18.07.  No Oral Change                                 110
     SECTION 18.08.  WAIVER OF COUNTERCLAIM, ETC.                   111
     Section 18.09.  Headings; Construction of Documents; etc       111
     Section 18.10.  Sole Discretion of Mortgagee                   111
     Section 18.11.  Waiver of Notice                               111
     Section 18.12.  Covenants Run with the Land                    111
     SECTION 18.13.  APPLICABLE LAW                                 112
     Section 18.14.  Security Agreement                             112
     Section 18.15.  Actions and Proceedings                        113
     Section 18.16.  Usury Laws                                     114
     Section 18.17.  Remedies of Mortgagor                          114
     Section 18.18.  Offsets, Counterclaims and Defenses            114
     Section 18.19.  No Merger                                      114
     Section 18.20.  Restoration of Rights                          115
     Section 18.21.  Waiver of Statute of Limitations               115
     Section 18.22.  Advances                                       115
     Section 18.23.  Application of Default Rate Not a Waiver       115
     Section 18.24.  Intervening Lien                               115
     Section 18.25.  No Joint Venture or Partnership                116
     Section 18.26.  Time of the Essence.                           116
     Section 18.27.  Mortgagor's Obligations Absolute.              116
     Section 18.28.  Publicity                                      116
     Section 18.29.  Securitization Opinions                        117
     Section 18.30.  Cooperation with Rating Agencies               117
     Section 18.31.  Securitization Financials                      117
     Section 18.32.  Exculpation                                    117
     Section 18.33.  Intentionally Deleted                          119
     Section 18.34.  Certain Matters Relating to Mortgaged
                       Property in the State of Illinois            119
     Section 18.35.  Certain Matters Relating to Mortgaged
                       Property Located in the State of Michigan    120
     Section 18.36.  Certain Matters Relating to Mortgaged
                       Property Located in the State of Florida     122
     Section 18.37.  Certain Matters Relating to Mortgaged
                       Property Located in the State of Ohio        123
     Section 18.38.  Certain Matters Relating to Mortgaged
                       Property Located in the State of Kentucky    123
     Section 18.39.  Certain Matters Relating to Mortgaged
                       Property Located in the State of Alabama     124
     Section 18.40.  Certain Matters Relating to Mortgaged
                       Property Located in the State of
                       South Carolina                               127
Exhibit A - Legal Description of Premises
Exhibit B - Initial Sub-Account Deposits
Exhibit C - Form of Cash Flow Statement
Exhibit D - Required Engineering Work
Exhibit E - Form of Sufficiency Notice
Exhibit F - Cross-collateralized Properties and Initial Allocated
              Loan Amounts
Exhibit G - Form of Credit Card Payments Direction Letter



     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING is made as of the ____ day of November, 1996, by the party set forth on the signature page hereto as Mortgagor, having the address set forth on the signature page hereto (hereinafter referred to as "Mortgagor"), to CS FIRST BOSTON MORTGAGE CAPITAL CORP., having an address at 55 East 52nd Street, New York, New York 10055 (hereinafter referred to as "Mortgagee").

                          W I T N E S S E T H:

     WHEREAS, Mortgagee has authorized a loan (hereinafter referred to as the "Loan") to the Mortgagor in the maximum principal sum of TWENTY MILLION DOLLARS and NO/100 ($20,000,000.00) hereof (hereinafter referred to as the "Loan Amount"), which Loan is evidenced by that certain note, dated the date hereof (hereinafter referred to as the "Note") given by Mortgagor, as maker, to Mortgagee, as payee;

     WHEREAS, in consideration of the Loan, the Mortgagor has agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

     WHEREAS, Mortgagor desires by this Mortgage to provide for, among other things, the issuance of the Note and for the deposit, deed and pledge by Mortgagor with, and the creation of a security interest in favor of, Mortgagee, as security for the Mortgagor's obligations to Mortgagee from time to time pursuant to the Note and the other Loan Documents;

     WHEREAS, Mortgagor and Mortgagee intend these recitals to be a material part of this Mortgage; and

     WHEREAS, all things necessary to make this Mortgage the valid and legally binding obligation of Mortgagor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

     NOW THEREFORE, to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under this Mortgage, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the "Debt"), and the performance of all other covenants, obligations and liabilities of the Mortgagor pursuant to the Loan Documents, Mortgagor has executed and delivered this Mortgage; and Mortgagor has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, mortgage and confirm to Mortgagee, its successors and assigns, forever with power of sale, all right, title and interest of Mortgagor in and to all of the following property, rights, interests and estates:

       (a) the plot(s), piece(s) or parcel(s) of real property described in Exhibit A attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the "Premises");

       (b) (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the "Improvements");
  and (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for each Improvement, and the goodwill associated therewith;

      (c) all easements, negative reciprocal easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Mortgagor of, in and to the Premises and Improvements every part and parcel thereof, with the appurtenances thereto;

     (d) all machinery, equipment, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures (including but not limited to all inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers)), other customary hotel equipment and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the "Equipment"), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the "Fixtures"), and are part of the real estate and security for the payment of the Debt and the performance of Mortgagor's obligations. To the extent any portion of the Equipment is not real property or Fixtures under applicable law, it shall be deemed to be personal property, and this Mortgage shall constitute a security agreement creating a security interest therein in favor of Mortgagee under the UCC;

     (e) all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Mortgaged Property or part thereof into cash or liquidated claims;

    (f) all leases, tenancies, licenses, franchise agreements, and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code and all reciprocal easement agreements, license agreements and other agreements with Pad Owners (hereinafter collectively referred to as the "Leases"), together with all receivables, revenues, rentals, receipts and payments received from the rental of guest rooms, meeting rooms, beverage or food sales, and facilities, vending machines, telephone systems, guest laundry and all other payments received from guests or visitors of the Premises, and other items of revenue, receipts or income as identified in the Uniform System of Accounts for Hotels, 8th Revised Edition, International Association of Hospitality Accountants and Hotel Association of New York, and all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by Mortgagor in connection therewith to the extent of Mortgagor's right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments, whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (g) all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rent or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

     (h) all monies deposited or to be deposited in any funds or accounts maintained or deposited with Mortgagee, or its assigns, in connection herewith, including, without limitation, the Rent Account, the Security Deposit Account (to the extent permitted by law), the Engineering Escrow Sub-Account, the Central Account, the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account;

    (i) all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

    (j) all claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

    (k) all deposits or other security or advance payments, including rental payments made by or on behalf of Mortgagor to others, with respect to
  (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service,
  (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, Improvements, the Fixtures or Equipment;

    (l) all intangible property relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, trade names, trademarks, logos, building names and goodwill;

    (m) all advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

    (n) all drawings, designs, plans and specifications prepared by the architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Mortgaged Property, as amended from time to time;

     (o) the right, in the name of and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Mortgagee in the Premises, the Improvements, the Fixtures or the Equipment; and

    (p) all proceeds of each of the foregoing.

     All of the foregoing items (a) through (p), together with all of the right, title and interest of Mortgagor therein, are collectively referred to as the "Mortgaged Property".

     TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the proper use and benefit of Mortgagee, and the successors and assigns of Mortgagee in fee simple, forever.

     PROVIDED, ALWAYS, and these presents are upon this express condition, if Mortgagor shall well and truly pay and discharge the Debt and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

     AND Mortgagor covenants with and warrants to Mortgagee that:

                              II:  DEFINITIONS

      1. Certain Definitions.

     For all purposes of this Mortgage, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

        (1) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

        (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

         (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Section, or other subdivision.

     "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Aggregate Debt Service Coverage" shall mean the quotient obtained by dividing the aggregate Net Operating Income for all of the Cross-collateralized Properties for a trailing twelve (12) month period by the aggregate payments of interest, principal, and all other sums (not including the amount of principal payable upon Maturity) due for such period under the Note (determined as of the date the calculation of Aggregate Debt Service Coverage is required or requested hereunder).

     "Allocated Loan Amount" shall mean the Initial Allocated Loan Amount of each Cross-collateralized Property as such amount may be adjusted from time to time as hereinafter set forth. Upon each adjustment in the principal portion of the Debt (each a "Total Adjustment"), whether as a result of amortization, or prepayment or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (i) the Total Adjustment, and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Debt prior to the adjustment to the principal portion of the Debt which results in the recalculation of the Allocated Loan Amount. However, when the principal portion of the Debt is reduced as a result of Mortgagee's receipt of (i) a Release Price or, in connection with a Release, funds sufficient to prepay a portion of the Debt in the amount of the Release Price, the Allocated Loan Amount for the Cross-collateralized Property being released and discharged from the encumbrance of the applicable Cross-collateralized Mortgage and related Loan Documents shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Released Allocated Amount"), and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (1) the excess of (a) the Release Price over (b) the Released Allocated Amount and
     (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Allocated Loan Amount applicable to the Cross-collateralized Property for which the Release Price was paid , or (ii) Net Proceeds, the Allocated Loan Amounts for the Cross-collateralized Property with respect to which the Net Proceeds were received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Foreclosed Allocated Amount") and each other Allocated Loan Amount shall (x) if the Net Proceeds exceed the Foreclosed Allocated Amount (such excess being referred to as the "Surplus Net Proceeds"), be decreased by an amount equal to the product of (1) the Surplus Net Proceeds and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property with respect to which the Net Proceeds were received (such fraction being referred to as the "Net Proceeds Adjustment Fraction"),
     (y) if the Foreclosed Allocated Amount exceeds the Net Proceeds (such excess being referred to as the "Net Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Net Proceeds Deficiency and (2) the Net Proceeds Adjustment Fraction, or (z) if the Net Proceeds equal the Foreclosed Allocated Amount, remain unadjusted, or (iii) Loss Proceeds or partial prepayments, made in accordance with
     Section 15.01 hereof, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or voluntary prepayments, were received shall be decreased by an amount equal to the sum of (A) with respect to Loss Proceeds, Loss Proceeds which are applied towards the reduction of the Debt as set forth in
     Article III hereof, if any, and (B) with respect to voluntary prepayments, the amount of any such voluntary prepayment which is applied towards the reduction of the Debt in accordance with the provisions of the Note, if any, but in no event shall the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or voluntary prepayments, were received be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Loss Proceeds or Prepayment Allocated Amount") and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (1) the excess of (a) the Loss Proceeds or such partial prepayments over (b) the Loss Proceeds or Prepayment Allocated Amount, and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property to which such Loss Proceeds or partial prepayments were applied.

     "Annual Budget" shall have the meaning set forth in Section 2.09(i) hereof.

     "Appraisal" shall mean the appraisal of the Mortgaged Property and all supplemental reports or updates thereto previously delivered to Mortgagee in connection with the Loan.

     "Appraiser" shall mean the Person who prepared the Appraisal.

     "Approved Manager Standard" shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least seven (7) years' experience in the management of motel properties which manages not less than 2,500 rooms, including, without limitation, certain motels which contain more than 100 rooms.

     "Architect" shall have the meaning set forth in Section 3.04(b)(i) hereof.

     "Assignment" shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Mortgaged Property given by Mortgagor to Mortgagee.

     "Bank" shall mean LaSalle National Bank, or any successor bank hereafter selected by Mortgagee.

     "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq.

     "Basic Carrying Costs" shall mean the sum of the following costs associated with the Mortgaged Property: (a) Impositions and
     (b) insurance premiums.

     "Basic Carrying Costs Monthly Installment" shall mean Mortgagee's estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs. "Basic Carrying Costs Monthly Installment" shall also include, if required by Mortgagee, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Mortgagee in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan Mortgagee determines that there will be insufficient funds in the Basic Carrying Costs Sub-Account to make payments when they become due and payable, Mortgagee shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.

     "Basic Carrying Costs Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.06 hereof.

     "Business Day" shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a securitization, the cities, states and/or commonwealths used in the comparable definition of "Business Day" in the securitization documents.

     "Central Account" shall mean an Eligible Account, maintained at the Bank, in the name of Mortgagee or its successors or assigns (as secured party) as may be designated by Mortgagee.

     "Closing Date" shall mean the date of the Note.

     "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

     "Collection Account" shall mean a demand deposit account designated by Mortgagee, which shall be an Eligible Account, to which payments of Debt are transferred.

     "Condemnation Proceeds" shall mean all of the proceeds in respect to any Taking or purchase in lieu thereof.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "CPI" shall mean "The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)" issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Bureau"). If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Mortgage not been altered. If at any time during the term of this Mortgage the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

     "Cross-collateralized Mortgage" shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filings as originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by Mortgagor to Mortgagee as security for the Note.

     "Cross-collateralized Property" shall mean each parcel or parcels of real property encumbered by a Cross-collateralized Mortgage as identified on Exhibit F attached hereto and made a part hereof.

     "Current Month" shall mean each Interest Accrual Period.

     "Debt" shall have the meaning set forth in the recitals hereto.

     "Debt Service" shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

     "Debt Service Coverage" shall mean, for any specified period, the quotient obtained by dividing Net Operating Income for such specified period by the sum of the (a) aggregate payments of interest, principal, assuming payments based on a constant rate equal to the greater of 10.48% per annum and the actual constant rate, plus all other sums due for such specified period under the Note (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) and (b) aggregate payments of interest and principal, and all other sums due for such specified period pursuant to the terms of subordinate financing, if any, then affecting the Mortgaged Property or, if Debt Service Coverage is being calculated in connection with a request for consent to any subordinate financing, then proposed.

     "Debt Service Payment Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.07 hereof for the purposes of making Debt Service payments.

     "Default" shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

     "Default Rate" shall mean the lesser of (a) the highest rate allowable at law and (b) five hundred twenty five (525) basis points above the Interest Rate.

     "Default Rate Interest" shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the principal amount of the Loan which is outstanding from time to time and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

     "Development Laws" shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

     "Eligible Account" shall mean a segregated account which is either
     (i) an account or accounts maintained with a depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Duff &
     Phelps Credit Rating Co. ("DCR") or Fitch Investors Services L.P. ("Fitch"), otherwise acceptable to DCR or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Collection Account and Basic Carrying Costs Sub-Account, the long term unsecured debt obligations of which are rated at least "AA" or the equivalent by each of the Rating Agencies (or, if not rated by DCR or Fitch, otherwise acceptable to DCR or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than 30 days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by DCR or Fitch, otherwise acceptable to DCR or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times) or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Mortgagee or its agents. Eligible Accounts may bear interest. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

     "Engineer" shall have the meaning set forth in Section 3.04(b)(i) hereof.

     "Engineering Escrow Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof, maintained pursuant to Section 5.12 hereof and funded on the Closing Date relating to payments for any Required Engineering Work.

     "Environmental Problem" shall mean any of the following:

          (a) the presence of any Hazardous Material on, in, under, or above all or any portion of the Mortgaged Property;

          (b) the release or threatened release of any Hazardous Material from or onto the Mortgaged Property;

          (c) the violation or threatened violation of any Environmental Statute with respect to the Mortgaged Property; or

          (d) the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Mortgaged Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

     "Environmental Report" shall mean the environmental audit report for the Mortgaged Property and any supplements or updates thereto, previously delivered to Mortgagee in connection with the Loan.

     "Environmental Statute" shall mean any effective, applicable or relevant federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Mortgagor or the Mortgaged Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Mortgagor relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission
(whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sect. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sect. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sect. 1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sect. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sect. 1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. Sect. 7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. Sect. 4321, the Rivers and Harbours Act of 1899, 33 U.S.C. Sect.401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. Sect. 1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sect. 651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sect. 300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

     "Equipment" shall have the meaning set forth in granting clause (d) of this Mortgage.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Mortgage and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or
(c) of the Code of which Mortgagor or Indemnitor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Mortgagor or Indemnitor is a member.

     "Event of Default" shall have the meaning set forth in Section 13.01 hereof.

     "Excess Rent" shall have the meaning set forth in Section 5.05 hereof.

     "First Interest Accrual Period" shall mean the period commencing on the Closing Date and ending on the last day of the month in which the Closing Date occurs.

     "First Payment Date" shall mean the Payment Date in the month following the month in which the Loan is initially funded.

     "Fiscal Year" shall mean the twelve month period commencing on January 1 and ending on December 31 during each year of the term of this Mortgage, or such other fiscal year of Mortgagor as Mortgagor may select from time to time with the prior written consent of Mortgagee.

     "Fixed Rate" shall have the meaning set forth in the Note.

     "Fixtures" shall have the meaning set forth in granting clause (d) of this Mortgage.

     "Franchise Agreement" shall mean that certain franchise agreement relating to the operation of the Premises, a copy of which was previously delivered to Mortgagee in connection with the Loan, together with all renewals and replacements thereof.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

     "General Partner" shall mean, if Mortgagor is a partnership, each general partner of Mortgagor and, if applicable, each general partner of such general partner.

     "Governmental Authority" shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "Hazardous Material" shall mean any flammable, explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants or related materials, asbestos or any material containing asbestos, or any other substance or material as defined in or regulated by any Environmental Statutes.

     "Impositions" shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Mortgaged Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon
(a) Mortgagor (including, without limitation, all franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the jurisdiction in which the Mortgaged Property or any other collateral delivered or pledged to Mortgagee in connection with the Loan is located) or Mortgagee,
(b) the Mortgaged Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection ******what's missing******
Mortgaged Property, or any part thereof, or the acquisition or financing of the acquisition of the Mortgaged Property, or any part thereof, by Mortgagor. Nothing contained herein shall require Mortgagor to pay municipal, state, or federal income taxes imposed on Mortgagee or any corporate or franchise tax imposed on Mortgagee, or any other tax payable by Mortgagee upon the payments made by Mortgagee to Mortgagor under this Mortgage.

     "Improvements" shall have the meaning set forth in the granting clause
(b) of this Mortgage.

     "Indemnitor" shall mean any Person indemnifying Mortgagee with respect to certain obligations of Mortgagor under the Loan Documents, including the "Indemnitor" under an Indemnity Agreement of even date herewith.

     "Independent" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Mortgagor, or in any Affiliate of Mortgagor or any constituent partner, shareholder, member or beneficiary of Mortgagor and (c) is not connected with Mortgagor or any Affiliate of Mortgagor or any constituent partner, shareholder, member or beneficiary of Mortgagor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

     "Initial Allocated Loan Amount" shall mean the portion of the Loan Amount allocated to each Cross-collateralized Property as set forth on Exhibit F annexed hereto and made a part hereof.

     "Initial Basic Carrying Costs Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

     "Initial Central Account Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

     "Initial Engineering Deposit" shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

     "Institutional Lender" shall mean any of the following Persons:
(a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities and Exchange Act of 1934, or any investment adviser registered under the Investment Adviser Act of 1940, as amended,
(i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, or
(j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets equal to or greater than $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Mortgaged Property and have a long term credit rating which is not less than investment grade.

     "Insurance Proceeds" shall mean all of the proceeds received under the insurance policies required to be maintained by Mortgagor pursuant to
Article III hereof.

     "Insurance Requirements" shall mean all terms of any insurance policy required by this Mortgage, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Mortgaged Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Mortgaged Property, or such other Person exercising similar functions.

     "Interest Accrual Period" shall mean the First Interest Accrual Period and, thereafter, each one (1) month period, which shall be a calendar month.

     "Interest Shortfall" shall mean any shortfall in the amount of interest required to be paid with respect to the Loan Amount on any Payment Date.

     "Late Charge" shall have the meaning set forth in Section 13.09 hereof.

     "Leases" shall have the meaning set forth in granting clause (f) of this Mortgage.

     "Legal Requirement" shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgement, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Loan" shall have the meaning set forth in the Recitals hereto.

     "Loan Amount" shall have the meaning set forth in the Recitals hereto.

     "Loan Documents" shall mean this Mortgage, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Mortgagor or Affiliate of Mortgagor in connection with the Loan.

     "Loan Year" shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

     "Loss Proceeds" shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

     "Major Space Lease" shall mean any Space Lease of a tenant or Affiliate of such tenant where such tenant or such Affiliate leases, in the aggregate, five percent (5%) or more of the Total GLA.

     "Manager" shall mean the Person, other than Mortgagor, which manages the Mortgaged Property on behalf of Mortgagor.


     "Manager Certification" shall have the meaning set forth in Section 2.09 hereof.

     "Material Adverse Effect" shall mean any event or condition that has a material adverse effect on (a) the Mortgaged Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of Mortgagor, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Mortgagor to perform any obligations under any Loan Document; provided, however, that in determining such effect, consideration shall be given to any condition(s) or event(s) that in the aggregate should offset the effect of any adverse effect or condition.

     "Maturity", when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on which the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

     "Maturity Date" shall mean the Maturity Date set forth in the Note.

     "Monthly Debt Service Payment" shall mean a monthly payment of principal in an amount equal to that which is required to fully amortize the Loan based upon a twenty year level amortization schedule, together with a monthly payment of interest on the Principal Amount.

     "Mortgage" shall mean this Mortgage as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

     "Mortgaged Property" shall have the meaning set forth in the granting clauses of this Mortgage.

     "Mortgagee" shall mean the Mortgagee named herein and its successors or assigns.

     "Mortgagor" shall mean Mortgagor named herein and any successor to the obligations of Mortgagor.

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Mortgagor, Indemnitor or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Operating Income" shall mean, for any specified period, including without limitation, the Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

     "Net Proceeds" shall mean the excess of (i)(x) the purchase price (at foreclosure or otherwise) actually received by Mortgagee with respect to the Mortgaged Property as a result of the exercise by Mortgagee of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (y) in the event that Mortgagee (or Mortgagee's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (ii) all costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Mortgagee in connection with the exercise of such remedies, including the sale of such Mortgaged Property after a foreclosure against the Mortgaged Property.

     "Note" shall have the meaning set forth in the recitals hereof.

     "Notice Date" shall have the meaning set forth in Section 5.05 hereof.

     "O&M Operative Period" shall mean the period commencing on the first
(1st) Payment Date on which the Aggregate Debt Service Coverage is less than the Required Debt Service Coverage and ending upon the first Payment Date on which the Aggregate Debt Service Coverage exceeds the Required Debt Service Coverage for the prior month.

     "Officer's Certificate" shall mean a certificate delivered to Mortgagee by Mortgagor which is signed on behalf of Mortgagor by an authorized representative of Mortgagor which states that the items set forth in such certificate are true, accurate and complete in all respects.

     "Operating Expenses" shall mean, for any specified period, including without limitation the Fiscal Year or portion thereof during the term hereof, all expenses during such period directly attributable to the operation, repair and/or maintenance of the Mortgaged Property (including, without limitation, Impositions, insurance premiums, management fees at the rate of three percent (3%) of Operating Income (unless the actual management fee shall be increased after the date hereof, in which case, at the increased rate), franchise or licensing fees at the greater rate of five percent (5%) of Operating Income or actual franchise or licensing fees, and Recurring Replacement Expeditures at the Recurring Replacement Expenditure Monthly Amount). Operating Expenses shall not (i) include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, (ii) income taxes,
(iii) capital improvements costs, (iv) any non-cash charge or expense such as depreciation or amortization or (v) any Operating Expense relating to or corresponding with any Operating Income excluded from Operating Income pursuant to clause (i) of the definition of Operating Income.

     "Operating Income" shall mean, for any specified period, including without limitation the Fiscal Year or portion thereof during the term hereof, all revenue during such period derived by Mortgagor arising from the Mortgaged Property including, without limitation, room revenues, vending machines revenues, beverage revenues, food revenues, and packaging revenues, rental revenues (whether denominated as basic rent, additional rent, otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Mortgaged Property, and business interruption, rent or other similar insurance proceeds. Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such Condemnation Proceeds,
(b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to Mortgagor or an Affiliate of Mortgagor, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under a Space Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Space Lease has been affirmed by the trustee in such proceeding or action, or (h) Rent paid by or on behalf of any lessee under a Space Lease the demised premises of which are not occupied either by suchlessee or by a sublessee thereof or (i) Rent derived from rental of guest rooms in excess of seventy-five (75%) of the guest rooms, during any period of time when the guest room occupancy rate for the Mortgaged Property exceeds seventy-five percent (75%).

     "Operation and Maintenance Expense Monthly Installment" shall mean with respect to each Current Month in which funds are required to be allocated or distributed pursuant to the terms of Section 5.05(d), or if an Event of Default has occurred and be continuing, the lesser of (a) all amounts remaining in the Central Account after the distributions made pursuant to clauses (a) through (c) of Section 5.05 or (b), an amount equal to either (x) 1/12 of the operating expenses set forth in the Annual Budget
(as same may be revised from time to time), or, in the event that Mortgagee has not approved the Annual Budget, (y) 1/12 of the product of (i) 1.05 and
(ii) the actual Operating Expenses (exclusive of Impositions and insurance premiums) for the immediately preceding Fiscal Year.

     "Operation and Maintenance Expense Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.09 hereof relating to the payment of Operating Expenses (exclusive of Impositions and insurance premiums).

     "Pad Owners" shall mean any owner of any fee interest in property contiguous to or surrounded by the Mortgaged Property who has entered into a reciprocal easement agreement or other agreement or agreements with Mortgagor either (a) in connection with an existing or potential improvement on such property or (b) relating to or affecting the Mortgaged Property.

     "Payment Date" shall mean, with respect to each month, the first (1st) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Permitted Encumbrances" shall have the meaning set forth in Section 2.05(a) hereof.

     "Permitted Investments" shall mean any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which funds in the Cash Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless, upon and subsequent to a Securitization, each Rating Agency shall have confirmed in writing to Mortgagee that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization:

       (b) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

       (c) Federal Housing Administration debentures;

       (d) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

       (e) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

      (f) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

      (g) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

      (h) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

       (i) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAA" by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization);

      (j) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that if the Loan has been included as an asset in a Securitization, each Rating Agency has confirmed in writing to Mortgagee, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); and

       (k) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Mortgagee, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization);

provided, however, that, in the judgment of Mortgagee, such instrument continues to qualify as a "cash flow investment" pursuant to Code
Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Plan" shall mean an employee benefit or other plan established or maintained by Mortgagor, Indemnitor or any ERISA Affiliate during the five-year period ended prior to the date of this Mortgage or to which Mortgagor, Indemnitor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Mortgage, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

     "Premises" shall have the meaning set forth in granting clause (a) of this Mortgage.

     "Principal Amount" shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Mortgage, the Note or the other Loan Documents.

     "Principal Payments" shall mean all payments of principal made pursuant to the terms of the Note.

     "Property Agreements" shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements, franchise agreements or other instruments affecting the Mortgaged Property, including, without limitation any Pad Owners, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

     "Rating Agency" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("Standard & Poor's"), Fitch Investors Services, Inc., Duff & Phelps Credit Rating Co., and Moody's Investors Service, Inc., collectively, and any successor to any of them; provided, however, that at any time during which the Loan is an asset of a securitization, "Rating Agency" shall mean the rating agency or rating agencies that from time to time rate the securities issued in connection with such securitization.

     "Realty" shall have the meaning set forth in Section 2.05(b) hereof.

     "Recurring Replacement Expenditures" shall mean expenditures related to the replacement of furniture, fixtures and equipment located at, or used in connection with, the operation of the Mortgaged Property from time to time.

     "Recurring Replacement Expenditure Monthly Amount" shall mean the amount per month set forth on Exhibit B attached hereto and made a part hereof (the "Initial Recurring Installments") until the first (1st) anniversary of the date hereof and an amount per month in each subsequent Loan Year or portion thereof occurring prior to the Maturity Date equal to the greater of one-twelfth of (a) five percent (5%) of the Operating Income for the previous Fiscal Year of Mortgagor and (b) the Initial Recurring Installments.

     "Recurring Replacement Reserve Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

     "Rent" shall have the meaning set forth in granting clause (f) of this Mortgage.

     "Rent Account" shall mean an Eligible Account maintained in a bank acceptable to Mortgagee in the joint names of Mortgagor and Mortgagee or such other name as Mortgagee may designate in writing.

     "Rent Roll" shall have the meaning set forth in Section 2.05 (n) hereof.

     "Required Debt Service Coverage" shall mean a Debt Service Coverage of not less than 1.25.

     "Required Debt Service Payment" shall mean, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, including, without limitation, any prepayments required to be made or for which notice has been given under this Mortgage, Default Rate Interest and premium, if any, paid in accordance therewith.

     "Required Engineering Work" shall have the meaning set forth in
Section 5.02 hereof.

     "Retention Amount" shall have the meaning set forth in Section 3.04(b)(vii) hereof.

     "RR Deferral Debt Service Coverage" shall mean a Debt Service Coverage of not less than 1.5.

     "RR Deferral Period" shall mean the period commencing on the first Payment Date following any month in which the Aggregate Debt Service Coverage is equal to or greater than the RR Deferral Debt Service Coverage and ending upon the first Payment Date on which the Aggregate Debt Service Coverage is less than the RR Deferral Debt Service Coverage for the prior month.

     "Securities Act" shall mean the Securities Act of 1933, as the same shall be amended from time to time.

     "Securitization" shall mean a public or private offering of securities by Mortgagee or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Mortgage.

     "Security Deposit Account" shall have the meaning set forth in Section
5.01 hereof.

     "Single Purpose Entity" shall mean a corporation, partnership, joint venture, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Mortgaged Property, does not engage in any business unrelated to the Mortgaged Property, does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Mortgage or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a single purpose entity.

     "Solvent" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     "Space Leases" shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Mortgaged Property as the same may be amended, renewed or supplemented.

     "State" shall mean any of the states which are members of the United States of America.

     "Stated Maturity", when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

     "Sub-Accounts" shall have the meaning set forth in Section 5.02 hereof.

     "Substantial Casualty" shall have the meaning set forth in Section 3.04 hereof.

     "Taking" shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.


     "Total GLA" shall mean the total gross leasable area of the Mortgaged Property, including all Space Leases.

     "Transfer" shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Mortgaged Property; (b) if Mortgagor or, if Mortgagor is a partnership, any General Partner, is a corporation, in the stock of Mortgagor or any General Partner;
(c) in Mortgagor (or any trust of which Mortgagor is a trustee); or (d) if Mortgagor is a limited or general partnership, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a direct legal or beneficial ownership in Mortgagor, excluding any legal or beneficial interest in any constituent limited partner of Mortgagor but including any legal or beneficial interest in any General Partner and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Mortgagor or the merger or consolidation of Mortgagor with any other Person.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State in which the Mortgaged Property is located.

     "Underwritable Net Cash Flow" shall mean the cash flow determined by Mortgagee for the Cross-collateralized Properties in accordance with Mortgagee's underwriting standards for financings similar to the Loan and in conformance, to the extent reasonably possible, as determined by Mortgagee, with the standards of the Rating Agencies.

     "Unscheduled Payments" shall mean (a) all Loss Proceeds that Mortgagor has elected or is required to apply to the repayment of the Debt pursuant to this Mortgage, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments, (c) any Net Proceeds and (d) any amounts paid from the Curtailment Reserve Sub-Account pursuant to Section 5.11 hereof.

     "Use Requirements" shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Mortgaged Property or any part thereof.

     "Welfare Plan" shall mean an employee welfare benefit plan as defined in
Section 3(1) of ERISA established or maintained by Mortgagor, Indemnitor or any ERISA Affiliate or that covers any current or forms employee of Mortgagor, Indemnitor or any ERISA Affiliate.

     "Work" shall have the meaning set forth in Section 3.04(a)(i) hereof.




                   III:  COVENANTS, WARRANTIES
                   AND REPRESENTATIONS OF MORTGAGOR

    1. Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds, subject to the limitations of liability as set forth in Section 18.32 hereof.

  2. Representations and Warranties of Mortgagor. Mortgagor represents and warrants to Mortgagee:

     (a) Organization and Authority. Mortgagor (i) is a general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Mortgaged Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Mortgaged Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Mortgagor is a limited partnership or general partnership, each general partner of Mortgagor which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

  (b) Power. Mortgagor and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Mortgagee a perfected and continuing lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances.

  (c) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which Mortgagor is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Mortgaged Property pursuant to the Loan Documents to which Mortgagor is a party and the consummation of the Loan are within the powers of Mortgagor and have been duly authorized by Mortgagor and, if applicable, the General Partners, by all requisite action (and Mortgagor hereby represents that no approval or action of any limited partner or shareholder, as applicable, of Mortgagor is required to authorize any of the Loan Documents to which Mortgagor is a party) and will constitute the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Mortgagor or the Mortgaged Property, or (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which Mortgagor or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Mortgagee as provided in the Loan Documents to which it is a party.

    (d) Consent. Neither Mortgagor nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Note or the other Loan Documents which has not been so obtained or filed.

     (e) Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or, to their best knowledge, other law or applicable Legal Requirement.

     (f) Other Agreements. Mortgagor is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Mortgagor nor, if applicable, any General Partner, is in violation of its partnership agreement or corporate organizational documents, as applicable, or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Mortgagor or the Mortgaged Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

  (g) Maintenance of Existence. (i) Mortgagor and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

          (i) Mortgagor and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws, as amended and as applicable, and the laws of its jurisdiction of organization relating to partnerships or corporations, as applicable.

        (ii) All customary formalities regarding the partnership, or corporate existence, as applicable, of Mortgagor, and if, applicable, each General Partner have been observed at all times since its formation and will continue to be observed.

       (iii) Mortgagor and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership or corporate documents separate from those of any other Person. Mortgagor and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person. Mortgagor has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts (subject to the creation of accounts and sub-accounts established for the account of Mortgagor by prior lender), payroll and separate books of account.

        (iv) Mortgagor and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets.

        (v) Mortgagor and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities. Mortgagor and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

        (vi) Mortgagor and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

        (vii) Mortgagor (A) does not own and will not own any encumbered asset other than the Mortgaged Property, (B) is not engaged and will not engage in any business other than the ownership, management and operation of the Cross-collateralized Property, (C) will not enter into any contract or agreement with any Affiliate of Mortgagor or, if applicable, any Affiliate of a General Partner except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (D) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, and
 (E) has not made and will not make any loans or advances to any Person (including any Affiliate).

       (viii) Mortgagor will not change its name or principal place of business without prior notice to, and consent of, the Mortgagee.

       (ix) Mortgagor does not have, and will not have, any subsidiaries.

       (x) Mortgagor will preserve and maintain its existence as a Delaware corporation and all material rights, privileges, tradenames and franchises.

       (xi) Neither Mortgagor, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). Mortgagor will not acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

     (xii) Mortgagor has not at any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of its partners or shareholders or any predecessor corporation or partnership, each as applicable, any Affiliates, or any other Persons. Mortgagor has not at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders or any predecessor corporation or partnership, each as applicable, or any Affiliates. Mortgagor has not at any time since its formation made, and will not make, loans to its partners or shareholders or any predecessor corporation or partnership, each as applicable, or any Affiliates of any of such Persons.

     (xiii) Mortgagor has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its partners or shareholders, as applicable, or any Affiliates of its partners except on terms which are no less favorable to Mortgagor than would be obtained in a comparable arm's length transaction with an unrelated third party.

     (h) No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Mortgagor is not in default in the payment or performance of any of its Contractual Obligations in any respect which would result in a Materially Adverse Effect.

     (i) Governmental Consents and Approvals. Mortgagor and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Mortgagor or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Mortgagor of its obligations under, the Loan Documents.

     (j) Investment Company Act Status. Mortgagor is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (k) Compliance with Law. Mortgagor is in compliance in all material respects with all Legal Requirements to which it or the Mortgaged Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA. No portion or the Mortgaged Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity.


  (l) Financial Information. All financial data that has been delivered by Mortgagor to Mortgagee (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby in all material respects as of the date on which the same shall have been furnished, and (iii) in the case of audited financial statements, has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Mortgagee) throughout the periods covered. As of the date hereof, neither Mortgagor nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Mortgagee; since the date of the last financial statements delivered by Mortgagor to Mortgagee except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Mortgagor nor, if applicable, any General Partner, or in the results of operations of Mortgagor which would have a Material Adverse Effect. Neither Mortgagor nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

     (m)Transaction Brokerage Fees. Mortgagor has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Mortgage. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full contemporaneously with the execution of the Loan Documents and the funding of the Loan. Mortgagor hereby agrees to indemnify and hold Mortgagee harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Mortgagor in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (m) shall survive the repayment of the Debt.

   (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

   (o) Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Mortgagor, threatened against or affecting Mortgagor or the Mortgaged Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

   (p) Solvency; No Bankruptcy. Each of Mortgagor and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and Mortgagor has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Mortgagor and Mortgagor has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Mortgagor's assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Mortgagor does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

  (q) Use of Proceeds. The proceeds of the Loan shall be applied by Mortgagor to, inter alia, (i) satisfy certain mortgage loans presently encumbering all or a part of the Mortgaged Property, (ii) fund the Sub-Accounts in accordance with Article V hereof and (iii) pay certain transaction costs incurred by Mortgagor in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

   (r) Tax Filings. Mortgagor and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed or have filed appropriate applications for extension and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mortgagor and, if applicable, the General Partners. Mortgagor and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Mortgagor and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

   (s) Not Foreign Person. Mortgagor is not a "foreign person" within the meaning of Sect. 1445(f)(3) of the Code.

     (t) ERISA. (a) The assets of Mortgagor and Indemnitor are not and will not become treated as "plan assets", whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Mortgagor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Mortgagor would be under an obligation to furnish a report to Mortgagee under clause (b)(i) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Mortgagor, Indemnitor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Mortgagor, Indemnitor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or
(iii) severance benefits.

          (b) Mortgagor will furnish to Mortgagee as soon as possible, and in any event within ten (10) days after Mortgagor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Mortgagor setting forth details respecting such event or condition and the action, if any, that Mortgagor or its ERISA Affiliate proposes to take with respect thereto and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Mortgagor or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental
Authority:

     (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section
412 of the Code of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
Section 412(m) of the Code of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

     (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Mortgagor or an ERISA Affiliate to terminate any Plan;

     (ii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Mortgagor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

    (iv) the complete or partial withdrawal from a Multiemployer Plan by Mortgagor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Mortgagor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

   (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Mortgagor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Mortgagor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

  (vii)the imposition of a lien or a security interest in connection with a Plan.

          (c) Mortgagor shall not knowingly engage in or permit any transaction in connection with which Mortgagor, Indemnitor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Mortgagor, Indemnitor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (iii) severance benefits, permit the assets of Mortgagor or Indemnitor to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Mortgagor, Indemnitor or any ERISA Affiliate.

   (u) Labor Matters. Mortgagor is not a party to any collective bargaining agreements.

    3. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and, on demand, will execute and deliver and hereby authorizes Mortgagee in the event Mortgagor fails to do so to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Mortgage and to effect the intent hereof, all as fully and effectually as Mortgagor might or could do; and Mortgagor hereby ratifies all that Mortgagee shall lawfully do or cause to be done by virtue hereof.

   4. Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law to do so, in which event Mortgagee may declare so much of the Debt as shall be equal to the Allocated Loan Amount for the subject Mortgaged Property to be immediately due and payable. Mortgagor shall hold harmless and indemnify Mortgagee, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Mortgage.

   5. Representations and Warranties as to the Mortgaged Property. Mortgagor represents and warrants with respect to the Mortgaged Property as follows:

   (a) Lien Priority. This Mortgage is a valid and enforceable first lien on the Mortgaged Property, free and clear of all encumbrances and liens having priority over the lien of this Mortgage, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Mortgage, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Mortgage, materially affect the value or marketability of the Mortgaged Property, impair the use or operation of the Mortgaged Property or impair Mortgagor's ability to pay its obligations in a timely manner (such items being the "Permitted Encumbrances").

    (b) Title. Mortgagor has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively the "Realty") and to all easements and rights benefitting the Realty and has the right, power and authority to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Mortgaged Property. Mortgagor will preserve its interest in and title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee, its successors and assigns, against any and all claims made by, through or under Mortgagor and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Mortgagor. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Mortgaged Property pursuant to any foreclosure. In addition, there are no outstanding options or rights of first refusal to purchase the Mortgaged Property or Mortgagor's ownership thereof.

     (c) Taxes and Impositions. All taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Mortgaged Property have been paid. Mortgagor has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full. There are no pending, or to Mortgagor's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

     (d) Casualty; Flood Zone. The Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended. No portion of the Premises is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended
(24 CFR Sect. 1909.1) or Mortgagor has obtained the flood insurance required by Section 3.01(a)(vi) hereof. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Mortgagor has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

     (e) Completion; Encroachment. All Improvements necessary for the efficient use and operation of the Premises, have been completed and none of said Improvements lie outside the boundaries and building restriction lines of the Premises. Except as set forth in the title insurance policy insuring the lien of this Mortgage, no improvements on adjoining properties encroach upon the Premises.

     (f) Separate Lot. The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel. The Mortgaged Property does not benefit from any tax abatement or exemption.

     (g) Use. The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Mortgaged Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Mortgagor has not received any notice from any Governmental Authority alleging any uncured violation relating to the Mortgaged Property of any applicable Legal Requirements.

    (h) Licenses and Permits. Mortgagor currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Mortgaged Property or the conduct of Mortgagor's business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are, to Mortgagor's best knowledge, current and in full force and effect.

     (i) Environmental Matters. Mortgagor has received and reviewed the Environmental Report and, without further inquiry, has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

    (j) Property Proceedings. There are no actions, suits or proceedings pending or threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Mortgaged Property or any part thereof, (C) the condemnation of the Mortgaged Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Mortgaged Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Mortgaged Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which (A) might affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect. Mortgagor is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

     (k) Utilities. The Premises has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

     (l) Mechanics' Liens. To Mortgagor's best knowledge, the Mortgaged Property is free and clear of any mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Mortgage, except those which are insured against by the title insurance policy insuring the lien of this Mortgage.

     (m) Insurance. The Mortgaged Property is insured in accordance with the requirements set forth in Article III hereof.

     (n) Space Leases.

         (i) Mortgagor has delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the "Rent Roll"): the name and address of the tenant with the name, title and telephone number of the contact person of such tenant; the lease expiration date, extension and renewal provisions; the base rent and percentage rent payable; all additional rent and pass-through obligations; and the security deposit held thereunder and the location of such deposit.

       (ii) Each Space Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the knowledge of Mortgagor, is enforceable against the tenant thereof. No default exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) under any otherSpace Leases which would, in the aggregate, have a Material Adverse Effect.

      (iii) No tenant under any Major Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Major Space Leases have not been waived, released, or otherwise discharged or compromised.

       (iv) All work to be performed by Mortgagor under the Major Space Leases has been substantially performed, all contributions to be made by Mortgagor to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant's obligations thereunder have been satisfied.

      (v) Except as previously disclosed to Mortgagee in writing, there are no options to terminate any Major Space Lease.

       (vi) Each tenant under a Major Space Lease has entered into occupancy of the demised premises to the extent required under the terms of its Major Space Lease, and each such tenant is open and conducting business with the public in the demised premises. To the best knowledge of Mortgagor, after due inquiry, each tenant under a Lease other than a Major Space Lease has entered into occupancy of its demised premises under its Lease to the extent required under the terms of its Lease and each such tenant is open and conducting business with the public in the demised premises.

       (vii) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Major Space Leases described in the Rent Roll.

       (viii) Each Major Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

       (ix) Each tenant under each Major Space Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

       (x) No Space Lease provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage.

(o) Property Agreements.

       (i) Mortgagor has delivered to Mortgagee true, correct and complete copies of all material Property Agreements.

       (ii) No Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage.

       (iii) No default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

       (iv) Mortgagor has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

       (v) No condition exists whereby Mortgagor or any future owner of the Mortgaged Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, the Mortgaged Property.

       (vi) To the best knowledge of Mortgagor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Mortgagee in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Mortgaged Property (including non-compete agreements) exists in any Property Agreement.

       (vii) All "pre-opening" requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Mortgagor's knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

       (viii) All work, if any, to be performed by Mortgagor under each of the Property amendments has been substantially performed, all contributions to be made by Mortgagor to any party to such Property Agreements have been made, and all other conditions to such party's obligations thereunder have been satisfied.

     (p) Personal Property. Mortgagor has delivered to Mortgagee a true, correct and substantially complete schedule of all personal property, if any, owned by Mortgagor and located upon the Mortgaged Property or used in connection with the use or operation of the Mortgaged Property and Mortgagor represents that it has good and marketable title to all such personal property, free and clear of any liens, except for liens created under the Loan Documents and liens which describe the equipment and other personal property owned by tenants.

     (q) Leasing Brokerage and Management Fees. Except as previously disclosed to Mortgagee in writing, there are no brokerage fees or commissions payable by Mortgagor with respect to the leasing of space at the Mortgaged Property and there are no management fees payable by Mortgagor with respect to the management of the Mortgaged Property.

  (r) Security Deposits. All security deposits with respect to the Mortgaged Property on the date hereof have been transferred to the Security Deposit Account on the date hereof, and Mortgagor is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

  (s) [Intentionally Omitted].

  (t) Representations Generally. The representations and warranties contained in this Mortgage, and the review and inquiry made on behalf of Mortgagor therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties. No representation, warranty or statement of fact made by or on behalf of Mortgagor in this Mortgage or in any certificate, document or schedule furnished to Mortgagee by Mortgagor or a consultant retained by Mortgagor in connection herewith, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Mortgagor's best knowledge where so provided herein). There are no facts presently known to Mortgagor which have not been disclosed to Mortgagee which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Mortgagor can reasonably foresee might, individually or in the aggregate, have a Material Adverse Effect.

  6. Removal of Lien. (a) Mortgagor shall, at its expense, maintain this Mortgage as a first lien on the Mortgaged Property and shall keep the Mortgaged Property free and clear of all liens of any kind and nature other than the Permitted Encumbrances. Mortgagor shall, within thirty (30) days following Mortgagor's written receipt of notice of the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Mortgagee, shall deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of the discharge thereof.

  (a) Without limitation to the provisions of Section 2.06(a) hereof, Mortgagor shall (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics', materialmens', laborers' or other lien on the Mortgaged Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and
(iii) in general, do or cause to be done, without expense to Mortgagee, everything reasonably necessary to preserve in full the lien of this Mortgage. If Mortgagor fails to comply with the requirements of paragraph
(b) of this Section 2.06, then, upon five (5) Business Days' prior notice to Mortgagor, Mortgagee may, but shall not be obligated to, pay any such lien, and Mortgagor shall, within five (5) Business Days after Mortgagee's demand therefor, reimburse Mortgagee for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt. Nothing contained herein shall be deemed a consent or request of Mortgagee, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

     (c) Notwithstanding the foregoing, Mortgagor may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph (b)(ii) of this Section 2.06 provided that, following prior notice to Mortgagee (i) Mortgagor is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Mortgagee or any of its agents, employees, officers, or directors, (ii) Mortgagor shall preclude the collection of, or other realization upon, any contested amount from the Mortgaged Property or any revenues from or interest in the Mortgaged Property, (iii) neither the Mortgaged Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor, (iv) such contest by Mortgagor shall not affect the ownership, use or occupancy of the Mortgaged Property, (v) such contest by Mortgagor shall not subject Mortgagee or Mortgagor to the risk of civil or criminal liability (other than the civil liability of Mortgagor for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Mortgage,
(vii) Mortgagor has not consented to such lien, (viii) Mortgagor has given Mortgagee prompt notice of the filing of such lien and the bonding thereof by Mortgagor and, upon request by Mortgagee from time to time, notice of the status of such contest by Mortgagor and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c),
(ix) Mortgagor shall promptly pay the obligation secured by such lien upon a final determination of Mortgagor's liability therefor, and (xi) Mortgagor shall deliver to Mortgagee cash, a bond or other security acceptable to Mortgagee equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Mortgagee.

  7. Cost of Defending and Upholding this Mortgage Lien. If any action or proceeding is commenced to which Mortgagee is made a party relating to the Loan Documents and/or the Mortgaged Property or Mortgagee's interest therein or in which it becomes necessary to defend or uphold the lien of this Mortgage or any other Loan Document, Mortgagor shall, on demand, reimburse Mortgagee for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection therewith, and such sum, together with interest thereon at the Default
Rate from and after such demand until fully paid, shall constitute a part of the Debt.

  8. Use of the Mortgaged Property. Mortgagor will use, or cause to be used, the Mortgaged Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Mortgaged Property, and which is required by the Loan Documents. Mortgagor shall not suffer or permit the Mortgaged Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Mortgagor's title to the Mortgaged Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Mortgaged Property or any part thereof.

  9. Financial Reports. (a) Mortgagor will keep and maintain or will cause to be kept and maintained on a fiscal year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Mortgagee) consistently applied, proper and accurate books, records and accounts reflecting (i) all of the financial affairs of Mortgagor and (ii) all items of income and expense in connection with the operation of the Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Mortgagor or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Mortgagor who have leased from Mortgagor portions of the Premises for the purpose of occupying the same. Mortgagee shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Mortgagor or other person maintaining such books, records and accounts and to make such copies or extracts thereof as Mortgagee shall desire. After the occurrence of an Event of Default, Mortgagor shall pay any costs and expenses incurred by Mortgagee to examine Mortgagor's accounting records with respect to the Mortgaged Property, as Mortgagee shall determine to be necessary or appropriate in the protection of Mortgagee's interest.

   (a) Mortgagor will furnish Mortgagee annually, as soon as performed but in no event later than ninety (90) days following the end of each Fiscal Year of Mortgagor, with a complete copy of the consolidated financial statement of Motels of America ("MOA") audited by an Independent certified public accountant that is acceptable to Mortgagee in accordance with GAAP (or such other accounting basis reasonably acceptable to Mortgagee) consistently applied covering, with respect to the Mortgagor and the Mortgaged Property,
(i) all of the financial affairs of Mortgagor and (ii) the operation of the Mortgaged Property for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Mortgagor's equity. Notwithstanding the foregoing, for any Fiscal Year in which an Event of Default has occurred or is continuing, Mortgagor shall furnish to Mortgagee, as soon as performed, but in no event later than ninety
(90) days following the end of such Fiscal Year, a complete copy of a financial statement of Mortgagor audited as provided above with respect to MOA's financial statement covering (i) the financial affairs of Mortgagor and (ii) the operation of the Mortgaged Property for such Fiscal Year containing the information described above. Together with MOA's or Mortgagor's annual financial statements, Mortgagor shall furnish to Mortgagee an Officer's Certificate certifying as of the date thereof (i) that the annual financial statements accurately represent the results of operation and financial condition of Mortgagor and the Mortgaged Property all in accordance with GAAP consistently applied, and (ii) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Mortgagor, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

   (b) Mortgagor will furnish Mortgagee monthly, within thirty (30) Business Days following the end of each month, with a true, complete and correct cash flow statement with respect to the Mortgaged Property in the form attached hereto as Exhibit C and made a part hereof, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, and
(ii) year-to-date summaries of such cash receipts, payments and disbursements together with a certification of the Manager stating that such cash flow statement is true, complete and correct.

    (c) Mortgagor will furnish Mortgagee monthly, within thirty (30) days following the end of each month, with a certification of the Manager stating that all Operating Expenses with respect to the Mortgaged Property which had accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in clause (c) above have been fully paid or otherwise reserved or provided for by the Manager (any such certification or any certification furnished by a Manager pursuant to clause (c) above, a "Manager Certification").

    (d) Mortgagor will furnish Mortgagee annually, upon request by Mortgagee therefor, within thirty (30) days following receipt of such request, with a true, complete and correct rent roll for the Mortgaged Property, including a list of which tenants are in default under their respective leases, dated as of the date of Mortgagee's request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant's Lease, the security deposit, if any, held by Mortgagor under the Lease, the space covered by the Lease, and the arrearages for such tenant, if any, and such rent roll shall be accompanied by an Officer's Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

   (e) Mortgagor shall furnish to Mortgagee, within thirty (30) days after Mortgagee's request therefor, with such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of Mortgagor as may be reasonably requested by Mortgagee.

   (f)  [Intentionally Omitted].

   (g) Mortgagor will furnish Mortgagee annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth (i) the Net Operating Income for such Fiscal Year, (ii) the average occupancy rate of the Mortgaged Property during such Fiscal Year, (iii) the capital repairs, replacements and improvements performed at the Mortgaged Property during such Fiscal Year and the aggregate Recurring Replacement Expenditures made in connection therewith, and (iv) the balance contained in each of the Sub-Accounts as of the end of such Fiscal Year (which balance Mortgagee shall provide upon Mortgagor's written request therefor).

    (h) Mortgagor will furnish Mortgagee, at least forty-five (45) days prior to the end of each Fiscal Year, with an annual operating budget and capital budget for the forthcoming Fiscal Year (jointly, the "Annual Budget") showing a budget by month and quarter and for the forthcoming Fiscal Year as a whole which shall be in form and substance reasonably acceptable to Mortgagee.
The Annual Budget shall be reviewed by Mortgagor and Mortgagee quarterly and revised as reasonably determined by Mortgagee to reflect actual Operating Expenses and capital improvement costs.

  10. Litigation. Mortgagor will give prompt written notice to Mortgagee of any litigation or governmental proceedings pending or threatened (in writing) against Mortgagor which might have a Material Adverse Effect.

  11. [Intentionally Omitted].

  12. Updates of Representations. Mortgagor shall deliver to Mortgagee within ten (10) Business Days of the request of Mortgagee (but not more frequently than twice a year) an Officer's Certificate updating all of the representations and warranties contained in this Mortgage and the other Loan Documents and certifying that all of the representations and warranties contained in this Mortgage and the other Loan Documents, as updated pursuant to such Officer's Certificate, are true, accurate and complete as of the date of such Officer's Certificate.


                       IV:  INSURANCE AND CASUALTY RESTORATION


  1. Insurance Coverage. Mortgagor shall, at its expense, maintain the following insurance coverages with respect to the Mortgaged Property during the term of this Mortgage:

   (a) (i) Insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" extended coverage endorsement or its equivalent, with such endorsements as Mortgagee may from time to time reasonably require and which are customarily required by Institutional Lenders of similarproperties similarly situated, covering the Mortgaged Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Mortgaged Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Mortgagor, Mortgagee or any other insured thereunder from being deemed to be a co-insurer.

    (i) Commercial comprehensive general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Mortgaged Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Mortgagee may from time to time reasonably require (but in no event shall Mortgagee's requirements be increased more frequently than once during the term of the Loan and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $10,000,000.00.

   (ii) Business interruption, rent loss or other similar insurance (A) with loss payable to Mortgagee, (B) covering all risks required to be covered by the insurance provided for in Sectionb 3.01(a) (i) and (C) in an amount not less than the amount Mortgagor is currently maintaining with no co-insurance or such other amount as Mortgagee may reasonably determine in light of what is customary and prudent under the circumstances. Mortgagee acknowledges that the current type and amounts are acceptable. Mortgagor may affect such coverage under a blanket insurance policy reasonably satisfactory to Mortgagee. The amount of such insurance shall be determined not more frequently than once each calendar year thereafter based on Mortgagor's reasonable estimate of projected Rents, from the Mortgaged Property for the next succeeding eighteen (18) months. In the event the Mortgaged Property shall be damaged or destroyed, Mortgagor shall and hereby does assign to Mortgagee all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Mortgagee under such policies and shall be applied in accordance with this Mortgage; provided, however, that nothing herein contained shall be deemed to relieve Mortgagorof its obligations to timely pay all amounts due under the Loan Documents.

   (iii) War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Mortgagee, and such insurance is then customarily required by Institutional Lenders of similar properties similarly situated.

   (iv) Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Mortgaged Property, in such amounts as Mortgagee may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

   (v) Flood insurance in an amount equal to the full insurable value of the Mortgaged Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

   (vi) Worker's compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

    (vii) Such other insurance as may from time to time be required by Mortgagee and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, windstorm or earthquake, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.

   (b) If Mortgagor is a partnership, Mortgagor shall cause the General Partner to maintain fidelity insurance in an amount equal to or greater than the annual Operating Income of the Mortgaged Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable.

   (c) Mortgagor shall cause any Manager (other than Motels of America, Inc. or its Affiliates) of the Mortgaged Property to maintain fidelity insurance in an amount equal to One Million Five Hundred Thousand Dollars
 ($1,500,000.00) or such other amount as Mortgagee shall reasonably determine in light of what is customary and prudent under the circumstances.

  2. Policy Terms. (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Mortgagee, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Mortgaged Property is located, shall have a claims paying ability rating of not less than "AA" from Standard & Poor's. Originals or certified copies of all insurance policies shall be delivered to and held by Mortgagee. All such policies (except policies for worker's compensation) shall name Mortgagee as an additional named insured, shall provide for loss payable to Mortgagee and shall contain (or have attached): (i) standard
"non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Mortgagee notwithstanding the negligent or willful acts or omissions of Mortgagor; (ii) a waiver of subrogation endorsement as to Mortgagee; (iii) an endorsement indicating that neither Mortgagee nor Mortgagor shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Mortgagee in each instance. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Mortgage, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Mortgagor through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Mortgagor to Mortgagee. Mortgagor shall not carry separate insurance with respect to the Mortgaged Property, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

    (a) If Mortgagor fails to maintain and deliver to Mortgagee the original policies or certificates of insurance required by this Mortgage, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay the premiums for same, Mortgagee may, at its option, procure such insurance, and Mortgagor shall pay, or as the case may be, reimburse Mortgagee for, all premiums thereon promptly, upon demand by Mortgagee, with interest thereon at the Default Rate from the date paid by Mortgagee to the date of repayment and such sum shall constitute a part of the Debt.

    (b) Mortgagor shall notify Mortgagee of the renewal premium of each insurance policy and Mortgagee shall with advance notice to Mortgagor be entitled to pay such amount on behalf of Mortgagor from the Basic Carrying Costs Sub-Account. With respect to insurance policies which require periodic payments (i.e., monthly or quarterly) of premiums, Mortgagee shall be entitled to pay such amounts fifteen (15) days (or such lesser number of days as Mortgagee shall determine) prior to the respective due dates of such installments.

    3. Assignment of Policies. (a) Mortgagor hereby assigns to Mortgagee the proceeds of all insurance (other than liability insurance) obtained pursuant to this Mortgage, all of which proceeds shall be payable to Mortgagee as collateral and further security for the payment of the Debt and the performance of the Mortgagor's obligations hereunder and under the other
Loan Documents, and Mortgagor hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Mortgagee. Except as otherwise expressly provided in Section 3.04 or elsewhere in this
Article III, Mortgagee shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Mortgagee may elect to any one or more of the following: (i) the payment of the Debt, whether or not then due, in any proportion or priority as Mortgagee, in its discretion, may elect, (ii) the repair or restoration of the Mortgaged Property, (iii) the cure of any Default or (iv) the reimbursement of the costs and expenses of Mortgagee incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds. Nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Mortgaged Property as provided in this Mortgage or restoring all damage or destruction to the Mortgaged Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Mortgagee of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

    (a) In the event of the foreclosure of this Mortgage or any other transfer of title or assignment of all or any part of the Mortgaged Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Mortgagor in and to all policies of insurance required by this Mortgage shall inure to the benefit of the successor in interest to Mortgagor or the purchaser of the Mortgaged Property. If, prior to the receipt by Mortgagee of any proceeds, the Mortgaged Property or any portion thereof shall have been sold on foreclosure of this Mortgage or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Mortgage is not paid until after the extinguishment of the Debt, and Mortgagee shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Mortgagee, together with interest thereon at the Default Rate, and the reasonable attorney's fees, costs and disbursements incurred by Mortgagee in connection with the collection of the proceeds which shall be paid to Mortgagee and Mortgagor hereby assigns, transfers and sets over to Mortgagee all of Mortgagor's right, title and interest in and to such proceeds.
Notwithstanding any provisions of this Mortgage to the contrary, Mortgagee shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Mortgagee; provided, however, that Mortgagee shall use such proceeds for the purposes and in the manner permitted by this Mortgage. Any proceeds deposited with Mortgagee shall be held by Mortgagee in an interest-bearing account, but Mortgagee makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Mortgage. The provisions of this Section 3.03(b) shall survive the termination of this Mortgage by foreclosure, deed in lieu thereof or otherwise as consequence of the exercise of the rights and remedies of Mortgagee hereunder after a Default.

   4. Casualty Restoration. (a) (i) In the event of any damage to or destruction of the Mortgaged Property, Mortgagor shall give prompt written notice to Mortgagee (which notice shall set forth Mortgagor's good faith estimate of the cost of repairing or restoring such damage or destruction, or if Mortgagor cannot reasonably estimate the anticipated cost of restoration, Mortgagor shall nonetheless give Mortgagee prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Mortgagor to quantify the anticipated cost and time required for such restoration, whereupon Mortgagor shall promptly notify Mortgagee of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Mortgagor shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Mortgaged Property so damaged or destroyed to a condition such that the Mortgaged Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below. Such repair, restoration or rebuilding of the Mortgaged Property are sometimes hereinafter collectively referred to as the "Work".

        (i) Mortgagor shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed; provided, however, that, except during the continuance of an Event of Default, Mortgagee's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $25,000.

      (ii) Subject to Section 3.04(a)(iv), Mortgagee shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

       (iii) If (A) a Default shall have occurred, (B) Mortgagee is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) more than seventy-five percent (75%) of the reasonably estimated aggregate insurable value of the Mortgaged Property is damaged or destroyed, (D) any Leases physically affected by such destruction shall not continue in full force and effect or (E) Mortgagee is not reasonably satisfied the Work can be completed six (6) months prior to Maturity (collectively, a "Substantial Casualty"), Mortgagee shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Mortgage (less any cost to Mortgagee of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Mortgagee, including, without limitation, reasonable attorneys' fees and expenses) to the payment of the Debt or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.

      (iv) In the event that Mortgagee elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt.

   (b) If any Condemnation Proceeds, in accordance with Section 6.01(a) or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Mortgaged Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Mortgagee and shall be paid out from time to time to Mortgagor as the Work progresses (less any cost to Mortgagee of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor) subject to Section 5.13 hereof and to all of the following conditions:

    (i) An architect or engineer selected by Mortgagor and reasonably acceptable to Mortgagee (an "Architect" or "Engineer") or a Person otherwise reasonably acceptable to Mortgagee, shall have delivered to Mortgagee a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Mortgagee in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Mortgagor shall have delivered to Mortgagee
(A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Mortgagee, in the amount of such excess and draws on such letter of credit shall be made by Mortgagee to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefore or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Mortgagee.

  (ii) If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Mortgagee to be equal to or exceed twenty percent (20%) of the Allocated Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Mortgaged Property shall be at least equal in replacement value and general utility to the Mortgaged Property prior to the damage or destruction.

  (iii) Each request for payment shall be made on not less than ten (10) days' prior notice to Mortgagee and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer's Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Mortgagor for payments by Mortgagor to date, or is due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Mortgagee does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Mortgaged Property, that title to the personal property items covered by the request for payment is vested in Mortgagor (unless Mortgagor is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Mortgagor held by Mortgagee after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architector Engineer shall certify as to clause (A) above, and such Officer's Certificate shall certify as to the remaining clauses above, and provided, further, that Mortgagee shall not be obligated to disburse such funds if Mortgagee determines, in Mortgagee's reasonable discretion, that Mortgagor shall not be in compliance with this Section 3.04(b). Additionally, each request for payment shall contain a statement signed by Mortgagor stating that the requested payment is for Work satisfactorily done to date.

  (iv) Each request for payment shall be accompanied by waivers of lien, to the extent permitted by law, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Mortgagee, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Mortgagee that there has not been filed with respect to the Mortgaged Property any mechanic's or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Mortgagee shall be furnished with evidence of having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Mortgagee that UCC filings therefor provide a valid first lien on the personal property.

  (v) Mortgagee shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Mortgagor with the rovisions hereof. Neither the approval by Mortgagee of any required plans and specifications for the Work nor the inspection by Mortgagee of the Work shall make Mortgagee responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

  (vi) Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

  (vii) Until such time as the Work has been substantially completed, Mortgagee shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the "Retention Amount") to Mortgagor. Upon substantial completion of the Work, Mortgagor shall send notice thereof to Mortgagee and, subject to the conditions of Section 3.04(b)(i)-(iv), Mortgagee shall disburse one-half of the Retention Amount to Mortgagor; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Mortgagor when Mortgagee shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Mortgaged Property in accordance with all Legal Requirements. Mortgagor hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

  (viii) Upon failure on the part of Mortgagor promptly to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for thirty (30) days, Mortgagee may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Mortgagee shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default under this Mortgage, the Note or any other Loan Document.

  (c) If Mortgagor (i) within one hundred twenty (120) days after the occurrence of any damage to the Mortgaged Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Mortgagee for approval plans and specifications (if required pursuant to Section 3.04(b)(ii) hereof) for the Work (approved by the Architect and by all Governmental Authorities whose approval is required),
(ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Mortgagee, shall fail to promptly commence such Work or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Mortgagee, or any receiver of the Mortgaged Property or any portion thereof, upon five (5) days' prior notice to Mortgagor (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Mortgagor hereby waives, for Mortgagor, any claim, other than for gross negligence or willful misconduct, against Mortgagee and any receiver arising out of any act or omission of Mortgagee or such receiver pursuant hereto, and Mortgagee may apply all or any portion of the proceeds of insurance (without the need to fulfill any other requirements of this Section 3.04) to reimburse Mortgagee and such receiver, for all costs not reimbursed to Mortgagee or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Mortgagee or the receiver.

  (d) Subject to the limitations herein set forth, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to collect and receive any insurance proceeds paid with respect to any portion of the Mortgaged Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise.

  5. Compliance with Insurance Requirements. Mortgagor promptly shall comply with, and shall cause the Mortgaged Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Mortgaged Property or any portion thereof provided Mortgagor shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Default or Event of Default shall exist during such contest and such contest shall not subject the Mortgaged Property or any portion thereof to any lien or affect the priority of the lien of this Mortgage,
(b) failure to comply with such Insurance Requirements will not subject Mortgagee or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Mortgaged Property, (e) the Mortgaged Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor, (f) Mortgagor has given Mortgagee prompt notice of such contest and, upon request by Mortgagee from time to time, notice of the status of such contest by Mortgagor and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Mortgagor shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Mortgagor shall furnish to Mortgagee security satisfactory to Mortgagee, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Mortgagee shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Mortgage, but Mortgagee (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Mortgagee). If Mortgagor shall use the Mortgaged Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall satisfy the requirements of this Mortgage and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Mortgagor shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Mortgagor shall cooperate with Mortgagee in obtaining for Mortgagee the benefits of any insurance proceeds lawfully or equitably payable to Mortgagee in connection with the transaction contemplated hereby.

  6. Event of Default During Restoration.   Notwithstanding anything to the
contrary contained in this Mortgage including, without limitation, the provisions of this Article 3, if, at the time of any casualty affecting the Mortgaged Property or any part thereof, or at any time during any Work, or at any time that Mortgagee is holding or is entitled to receive any Insurance Proceeds pursuant to this Mortgage, a Default exists and is continuing (whether or not it constitutes an Event of Default), Mortgagee shall then have no obligation to make such proceeds available for Work and Mortgagee shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Mortgagee in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Mortgagee, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Mortgagee shall determine, or to cure such Event of Default, or to any one or more of the foregoing as Mortgagee, in its sole and absolute discretion, may determine. If Mortgagee shall receive and retain such Insurance Proceeds, the lien of this Mortgage shall be reduced only by the amount thereof received, after reimbursement to Mortgagee of expenses of collection, and actually applied by Mortgagee in reduction of the principal sum payable under the Note in accordance with the Note.

  7. Application of Proceeds to Debt Reduction. (a) No damage to the Mortgaged Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Mortgagor from its liability to pay in full the Debt and to perform its obligations under this Mortgage and the other Loan Documents except to the extent any rent (business interruption) insurance is paid to Mortgagee and applied to the Debt, and subject to the provisions of Section 18.32 hereof.

  (a) If any Insurance Proceeds are applied to reduce the Debt, Mortgagee shall apply the same in accordance with the provisions of the Note.

                                V:  IMPOSITIONS

  1. Payment of Impositions, Utilities and Taxes, etc. (a) Mortgagor shall pay or cause to be paid all Impositions at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Mortgagee, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Mortgagee evidencing the payment thereof. If Mortgagor shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay any Imposition, Mortgagee shall have the right, but shall not be obligated, to pay that Imposition, and Mortgagor shall repay to Mortgagee, on demand, any amount paid by Mortgagee, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Mortgage and the other Cross-collateralized Mortgages.

  (a) Mortgagor shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Mortgaged Property, and shall, upon request, but not more frequently than two (2) times in any given Loan year, deliver to Mortgagee receipts or other documentation reasonably satisfactory to Mortgagee evidencing payment thereof. If Mortgagor shall fail to pay any amount required to be paid by Mortgagor pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Mortgagee shall have the right, but shall not be obligated, to pay that amount, and Mortgagor will repay to Mortgagee, on demand, any amount paid by Mortgagee with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Mortgage and the other Cross-collateralized Mortgages.

  (b) Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Mortgagee by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Mortgagee and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents. If Mortgagor shall fail to make any such payment within ten (10) days after written notice thereof from Mortgagee, Mortgagee shall have the right, but shall not be obligated, to pay the amount due, and Mortgagor shall reimburse Mortgagee therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Mortgage and the other Cross-collateralized Mortgages.

  2. Deduction from Value. In the event of the passage after the date of this Mortgage of any Legal Requirement deducting from the value of the Mortgaged Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Mortgage, the other Cross-collateralized Mortgages and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Mortgagee, or impose any tax or other charge on any Loan Document, then Mortgagor will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event the payment of such tax or interest and penalties by Mortgagor would be unlawful, or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable.

  3. No Joint Assessment. Mortgagor shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Mortgagor represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property as a single lien.

  4. Right to Contest. Mortgagor shall have the right, after prior notice to Mortgagee, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Default or Event of Default shall exist during such proceedings and such contest shall not (unless Mortgagor shall comply with clause (d) of this Section 4.04) subject the Mortgaged Property or any portion thereof to any lien or affect the priority of the lien of this Mortgage, (b) failure to pay such Imposition or charge will not subject Mortgagee or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Mortgagor first pays the Imposition or charge), (d) prior to and during such contest, Mortgagor shall furnish to Mortgagee security satisfactory to Mortgagee, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Mortgagee may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Mortgage, but Mortgagee (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Mortgagee), (e) such contest shall not affect the ownership, use or occupancy of the Mortgaged Property, (f) the Mortgaged Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor, (g) Mortgagor has given Mortgagee notice of the commencement of such contest and upon request by Mortgagee, from time to time, notice of the status of such contest by Mortgagor and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and
(h) upon a final determination of such contest, Mortgagor shall promptly comply with the requirements thereof. Upon completion of any contest, Mortgagor shall immediately pay the amount due, if any, and deliver to Mortgagee proof of the completion of the contest and payment of the amount due, if any, following which, Mortgagee shall return the security, if any, deposited with Mortgagee pursuant to clause (d) of this Section 4.04. Mortgagor shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Mortgagee, deliver copies of all notices relating to any Imposition or other charge covered by this Article IV to Mortgagee.

  5. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by Legal Requirements, Mortgagee shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, and Mortgagor hereby agrees to pay such amounts not later than thirty (30) days after such notice.

  6. Documentary Stamps. If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charges on the same, Mortgagor will pay the same, with interest and penalties thereon, if any.


                         VI:  CENTRAL CASH MANAGEMENT

  1. Cash Flow. Mortgagor hereby acknowledges and agrees that the Rent (which for the purposes of this Section 5.01 shall not include security deposits from tenants under valid Leases held by Mortgagor and not applied towards
Rent) derived from the Mortgaged Property and Loss Proceeds shall be utilized
(a) to fund the Basic Carrying Costs Sub-Account, (b) to pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account, (c) to fund the Recurring Replacement Reserve Sub-Account,
(d) to fund the Operation and Maintenance Expense Sub-Account to the extent required, and (e) to fund the Curtailment Reserve Sub-Account. Mortgagor shall cause the Manager to collect all security deposits from tenants under valid Leases, which shall be held by the Manager, as agent for Mortgagor, in accordance with applicable law and in a segregated demand deposit bank account at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee (the "Security Deposit Account"). Mortgagor shall notify Mortgagee of any security deposits held as letters of credit and, upon Mortgagee's request, such letters of credit shall be promptly delivered to Mortgagee. Mortgagor shall have no right to withdraw funds from the Security Deposit Account; provided that, prior to the occurrence of an Event of Default, Mortgagor may withdraw funds from the Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements. After the occurrence of an Event of Default, all withdrawals from the Security Deposit Account must be approved by Mortgagee, subject however, to tenant's rights under the Lease. All rental payments made by tenants and other payments constituting Rent, other than direct payments by credit cards which shall be paid directly into the Central Account, shall be delivered to the Manager. The Manager shall collect all of such Rent and shall deposit such funds, within two (2) Business Day after receipt thereof in the Rent Account, the name and address of the bank in which such account is located and the account number of which to be identified in writing by Manager to Mortgagee. Mortgagor shall cause the Manager to give to the bank in which the Rent Account is located an irrevocable written instruction that all funds in such account in excess of Five Hundred Dollars ($500.00) shall be automatically transferred through automated clearing house funds ("ACH") or by Federal wire to the Central Account prior to 5:00 p.m. (New York City time) on a twice weekly basis. Within two (2) Business Days of the Closing Date, Mortgagor shall deliver to Mortgagee a copy of the irrevocable notice which Mortgagor delivered to the bank in which the Rent Account is located pursuant to the provisions of this Section 5.01, the receipt of which is acknowledged in writing by such bank. Additionally, Mortgagor shall, or shall cause Manager to send to each respective credit card company or credit card clearing bank with which Mortgagor or the Manager has entered into merchant's agreements (each, a "Credit Card Company") a direction letter in the form of Exhibit G annexed hereto and made a part hereof (the "Credit Card Payment Direction Letter") directing such Credit Card Company to make all payments due in connection with goods or services furnished at or in connection with the Mortgaged Property by Federal wire or through ACH directly to the Central Account. Without the prior written consent of Mortgagee, neither Mortgagor nor the Manager shall (i) terminate, amend, revoke or modify any Credit Card Payment Direction Letter in any manner or (ii) direct or cause any Credit Card Company to pay any amount in any manner other than as specifically provided in the related Credit Card Payment Direction Letter. Mortgagee may elect to change the financial institution in which the Central Account shall be maintained; however, Mortgagee shall give Mortgagor and the bank in which the Rent Account is located not fewer than five (5) Business Days' prior notice of such change. Neither Mortgagor nor Manager shall change such bank or the Rent Account without the prior written consent of Mortgagee. All fees and charges of the bank(s) in which the Rent Account and the Central Account is located shall be paid by Mortgagor.

 2. Establishment of Sub-Accounts. Mortgagee has established the Central Account and the Rent Account in the name of Mortgagee. The Central Account and the Rent Account shall be under the sole dominion and control of Mortgagee. Mortgagor hereby irrevocably directs and authorizes Mortgagee to withdraw funds from the Rent Account, and to deposit into and withdraw funds from the Central Account, all in accordance with the terms and conditions of this Mortgage. Mortgagor shall have no right of withdrawal in respect of the Rent Account or the Central Account except as specifically provided herein. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Rent Account, the Central Account or the affected Sub-Account, and Mortgagee shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Central Account shall contain the Engineering Escrow Sub-Account, the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, and the Operation and Maintenance Expense Sub-Account, each of which accounts shall be Eligible Accounts (each a "Sub-Account" and collectively, the "Sub-Accounts") to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Mortgage. On the date hereof, Mortgagor has deposited from the proceeds of the Loan the Initial Central Account Deposit in the Central Account. In addition, on the date hereof the Central Account shall also contain a Sub-Account entitled the "Engineering Escrow Sub-Account" which initially shall be funded with the Initial Engineering Deposit (representing the sum applicable to certain engineering work as set forth on Exhibit D, attached hereto and made a part hereof (collectively, "Required Engineering Work")). Disbursements from the Engineering Escrow Sub-Account shall be made in accordance with Section 5.12 hereof.

  3. Permitted Investments. Upon the written request of Mortgagor, Mortgagee shall direct the Bank to invest and reinvest any balance in the Central Account from time to time in Permitted Investments as instructed by Mortgagor (which instruction may be made no more than one time per month), provided that (a) if Mortgagor fails to so instruct Mortgagee, or upon the occurrence of an Event of Default, Mortgagee may direct the Bank to invest and reinvest such balance in Permitted Investments as Mortgagee shall determine in its sole discretion, (b) the maturities of the Permitted Investments on deposit in the Central Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (c) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Mortgagee, and (d) no Permitted Investment shall be made unless Mortgagee shall retain a perfected first priority lien in such Permitted Investment securing the Debt and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. It is the intention of the parties hereto that the entire amounts deposited in the Central Account (or as much thereof as Mortgagee may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Central Account shall be a so-called "zero balance" account. All funds in the Central Account that are invested in a Permitted Investment are deemed to be held in the Central Account for all purposes of this Mortgage and the other Loan Documents. Mortgagee shall not have any liability for any loss in investments of funds in the Central Account that are invested in Permitted Investments whether Mortgagor or Mortgagee selected such Permitted Investment in accordance herewith and no such loss shall affect Mortgagor's obligation to fund, or liability for funding, the Central Account and each Sub-Account, as the case may be. Mortgagor agrees that Mortgagor shall include all such earnings on the Central Account as income of Mortgagor (and, if Mortgagor is a partnership or other pass-through entity, the partners, members or beneficiaries of Mortgagor, as the case may be) for federal and applicable state and local tax purposes. Mortgagor shall have no right whatsoever to direct the investment of the proceeds in the Collection Account.

 4. Interest on Accounts. All interest paid or other earnings on the Permitted Investments of funds deposited into the Central Account made hereunder shallbe deposited into the Central Account and shall be allocated to the Sub-Account which contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings, once so allocated, shall be treated as Rent allocated to such Sub-Account. All interest paid or other earnings on funds deposited into the Rent Account (i.e., those funds not transferred to the Central Account) shall be deposited into the Rent Account and shall be treated as Rent deposited into such account as of the day such interest and earnings are deposited therein.

  5. Monthly Funding of Sub-Accounts. On each Notice Date during the term of the Loan, commencing on the first (1st) Notice Date occurring after the month in which the Loan is initially funded, Mortgagee shall allocate all funds transferred or deposited into the Central Account among the Sub-Accounts and otherwise as follows and in the following priority:

                         (a)     first, to the Basic Carrying Costs
Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Current Month has been allocated to the Basic Carrying Costs Sub-Account;

                         (b)     second, to the Debt Service Payment
Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in such Current Month has been allocated to the Debt Service Payment Sub-Account;

                         (c)     third, to the Recurring Replacement Reserve
Sub-Account, until an amount equal to the sum of (x) the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clauses (a) or (b) above, to the extent not previously reimbursed to such Sub-Account, plus (y) an amount equal to the Recurring Replacement Reserve Monthly Installment for such month has been allocated to the Recurring Replacement Reserve Sub-Account;

                         (d)     fourth, provided that no Event of Default
has occurred and is continuing, disbursed to Mortgagor monthly, the amount of Twenty-Nine Thousand One Hundred Sixty-Seven Dollars ($29,167.00).

                         (e)     fifth, to the Operation and Maintenance
Expense Sub-Account, until an amount equal to the amount, if any, deducted herefrom during any preceding month to pay any amounts due pursuant to clauses (a) or (b) above, to the extent not previously reimbursed to such Sub-Account and then until an amount equal to the Operation and Maintenance Expense Monthly Installment has been allocated to such Sub-Account;

                         (f)     sixth, to the Recurring Replacement Reserve
Sub-Account, until an amount equal to the sum of (x) the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clauses (a) or (b) above, to the extent not previously reimbursed to such Sub-Account, plus (y) an amount equal to the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) in excess of the total amounts deposited into the Recurring Replacement Reserve Sub-Account pursuant to clause (c) above has been allocated to the Recurring Replacement Reserve Sub-Account;
provided that no such allocation (y) shall be made during a RR Deferral Period but shall recommence immediately upon expiration of a RR Deferral Period; and

                         (g)     seventh, with respect to any Current Month
for which funds are to be allocated to the Curtailment Reserve Sub-Account pursuant to Section 5.11 hereof, all Excess Rent shall be allocated to the Curtailment Reserve Sub-Account.

          Mortgagee shall notify Mortgagor as soon as reasonably practicable after the amounts set forth in clauses (a) through (c) and (e) and (f) above have been transferred or deposited into the Central Account and allocated as aforesaid to the extent such deposits are fully made prior to the Notice Date in the then Current Month (the date such Sub-Accounts have been fully funded in a given month is hereinafter referred to as the "Excess Rent Commencement Date"). Provided that (I) no Event of Default has occurred and is continuing and (II) Mortgagee has received the Manager's Certification referred to in
Section 2.09(d) hereof for the most recent period for which the same is due, Mortgagee agrees that in each Current Month any amounts deposited into or remaining in the Rent Account or Central Account after Mortgagee has transferred sufficient funds to the Central Account to fund the Sub-Accounts in accordance with, and has allocated the amounts set forth in, clauses
(a) through (c) and (e) and (f) above with respect to the Current Month and any periods prior thereto, shall be disbursed by Mortgagee to Mortgagor (or Manager, as agent for Mortgagor) on the Payment Date and on the 5th and 20th day of such Current Month. The balance of the funds distributed to, or withdrawn by, Mortgagor after payment of all Operating Expenses by or on behalf of Mortgagor may be retained by Mortgagor.

          As used herein, "Excess Rent" means the amounts available in the Rent Account in any Current Month after the allocations under clauses (a)-(f) above have been made. After the occurrence, and during the continuance, of an Event of Default, no funds held in the Rent Account, and no funds held in the Central Account, shall be distributed to, or withdrawn by, Mortgagor, and Mortgagee shall have the right to apply all or any portion of the funds held in either or both of such accounts to the Debt in Mortgagee's sole discretion.

          In the event that sufficient funds to fund all of the Sub-Accounts pursuant to this Section 5.05 for the Payment Date in any Current Month are not on deposit in the Central Account prior to 2:00 p.m. (New York City time) on the Business Day immediately preceding the Payment Date ("the Notice
Date") for the then Current Month, Mortgagee shall deliver to Mortgagor, via telecopy, on or before 4:00 P.M. (New York City time) on the Notice Date a certificate in the form set forth as Exhibit E attached hereto and made a part hereof stating that sufficient funds have not theretofore been deposited into the Central Account for allocation to the various Sub-Accounts pursuant to this Section 5.05. If any such certificate is delivered, Mortgagor shall be obligated to deposit immediately available United States funds (in addition to Rent) into the Central Account, prior to such Payment Date, in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder. If, on any Payment Date, the aggregate balance in the Central Account (excluding funds allocated to any Sub-Account other than funds allocated to the Debt Service Payment Sub-Account or the Basic Carrying Costs Sub-Account) is insufficient to make the payment of the Basic Carrying Costs Monthly Installment and the Required Debt Service Payment required to be made pursuant to clauses (a) and (b) of this Section 5.05, then an Event of Default shall exist hereunder. Mortgagee may (but shall not be obligated to) withdraw funds and pay such deficiency from any Sub-Account in such order of priority as Mortgagee determines in Mortgagee's sole discretion (in each case to the extent funds are available in each such Sub-Account).

          In the event that Mortgagee elects to apply the proceeds of any Sub-Account to pay any Required Debt Service Payment or to fund any Basic Carrying Costs, Mortgagor shall, upon demand, repay to Mortgagee the amount of the funds so applied to replenish such Sub-Account up to the amount contained therein immediately prior to such application (i.e., including interest earned on the balance prior to withdrawal), and if Mortgagor shall fail to repay such amounts within five (5) Business Days after such application, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Mortgagor repays such amount or all Sub-Accounts have been fully funded from Rent for the then applicable Current Month and all prior months. Mortgagee may, at its sole option, replenish such Sub-Account(s) out of available Rent in subsequent months which Mortgagor would have otherwise been entitled to receive.

  6. Payment of Basic Carrying Costs. Mortgagor hereby agrees to pay all Basic Carrying Costs with respect to Mortgagor, the Mortgaged Property and any
 Rent derived therefrom or with respect thereto. At least five (5) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Mortgagor may notify Mortgagee in writing and request that Mortgagee pay such Basic Carrying Costs on behalf of Mortgagor on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Sub-Account, Mortgagee shall make such payments out of the Basic Carrying Costs Sub-Account before same shall be delinquent.
Together with each such request, Mortgagor shall furnish Mortgagee with bills and all other documents necessary, as reasonably determined by Mortgagee, for the payment of the Basic Carrying Costs which are the subject of such request. Mortgagor's obligation to pay (or cause Mortgagee to pay) Basic Carrying
Costs pursuant to this Mortgage shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Mortgagee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Mortgagee's interests.

          Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Sub-Account shall be held by Mortgagee pursuant to the provisions of this Mortgage and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Mortgagee in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Mortgagee in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee as herein provided.

  7. Debt Service Payment Sub-Account. On each Payment Date during the term of the Loan, Mortgagee shall transfer to the Collection Account, from the Debt Service Payment Sub-Account, an amount equal to the sum of (a) the Required Debt Service Payment for such Payment Date and (b) any amounts deposited into the Central Account that are either (i) Loss Proceeds that Mortgagee has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (ii) excess Loss Proceeds remaining after the completion of any restoration required hereunder.

  8. Recurring Replacement Reserve Sub-Account. Mortgagor hereby agrees to pay all Recurring Replacement Expenditures with respect to Mortgagor and the Mortgaged Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account). Provided that Mortgagee has received written notice from Mortgagor at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default has occurred, that there are sufficient funds available in the Recurring Replacement Reserve Sub-Account and Mortgagor shall have theretofore furnished Mortgagee with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Mortgagee to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Mortgaged Property, Mortgagee shall make such payments out of the Recurring Replacement Reserve Sub-Account.

          Provided that no Event of Default shall have occurred, all funds deposited into the Central Account relating to Recurring Replacement Expenditures shall be held by Mortgagee pursuant to the provisions of this Mortgage and shall be applied in payment of Recurring Replacement Expenditures. Should an Event of Default occur, the proceeds on deposit in the Recurring Replacement Reserve Sub-Account may be applied by Mortgagee in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Mortgagee in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee as herein provided.

  9. Operation and Maintenance Expense Sub-Account. Mortgagor hereby agrees to pay all Operating Expenses with respect to the Mortgaged Property (without regard to the amount of money then available in the Operation and Maintenance Expense Sub-Account). All funds allocated to the Operation and Maintenance Expense Sub-Account shall be held by Mortgagee pursuant to the provisions of this Mortgage. Any sums held in the Operation and Maintenance Expense Sub-Account shall be disbursed to Mortgagor within five (5) Business Days of receipt by Mortgagee from Mortgagor of an Officer's Certificate stating that no Operating Expenses with respect to the Property are more than sixty
(60) days past due; provided, however, in the event that Mortgagor legitimately disputes any invoice for an Operating Expense, and (i) no Event of Default has occurred and is continuing hereunder, (ii) Mortgagor shall demonstrate its ability to pay to the satisfaction of Mortgagee such disputed sums together with all interest and late fees thereon when due, (iii) Mortgagor has complied with all the requirements of this Mortgage relating thereto, and (iv) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Mortgagor is a party, then Mortgagor may, after certifying to Mortgagee as to items (i) through (iv) hereof, contest such invoice. Mortgagor may request a disbursement from the Operation and Maintenance Expense Sub-Account no more than one (1) time per calendar month. Should an Event of Default occur and be continuing, the proceeds on deposit in the Operation and Maintenance Expense Sub-Account may be applied by Mortgagee in payment of any Operating Expenses for the Mortgaged Property or may be applied to the payment of the Debt or other charges affecting all or any portion of the Mortgaged Property as Mortgagee, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee as herein provided. All sums, if any, remaining in the Operation and Maintenance Expense Sub-Account after the payment of all Operating Expenses for the then Current Month shall be deposited into the Recurring Replacement Reserve Sub-Account, as set forth in
Section 5.05 hereof.

  10. [Intentionally Omitted].

  11. Curtailment Reserve Sub-Account. Commencing on the Payment Date on which the O&M Operative Period commences, and on each and every Payment Date thereafter until the O&M Operative Period ends, Mortgagee shall allocate all Excess Rent to the Curtailment Reserve Sub-Account in accordance with Section 5.05(e). On each Payment Date during any period for which funds have been allocated to the Curtailment Reserve Sub-Account pursuant to Section 5.05(e) hereof, Mortgagee shall transfer to the Collection Account an amount equal to the lesser of (a) the amount available in the Curtailment Reserve Sub-Account, and (b) the total Debt then outstanding under the Note and the other Loan Documents. Any amounts so transferred to the Central Account shall be allocated as provided in Section 5.05.

  12. Performance of Engineering Work. (a) Mortgagor shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Sub-Account) the Required Engineering Work as follows: (i) work designated as either "approved work" or "urgent work" on Exhibit D attached hereto and made a part hereof shall be completed by no later than ninety (90) days from the date hereof, and (ii) work designated as "deferred work" shall be completed by no later than the one year anniversary of the date hereof. After Mortgagor completes an item of Required Engineering Work set forth on Exhibit D hereto, Mortgagor may submit to Mortgagee an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Mortgagee, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Mortgagee shall, within twenty (20) days thereafter, although in no event more frequently than once each month, reimburse such amount to Mortgagor from the Engineering Escrow Sub-Account; provided, however, that Mortgagor shall not be reimbursed more than the amount set forth on Exhibit D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

          (b) From and after the date all of the Required Engineering Work is substantially completed, Mortgagor may submit a written request, which request shall be delivered together with final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Mortgagee, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Mortgagee shall, within twenty (20) days thereafter, disburse any balance of the Engineering Escrow Sub-Account to Mortgagor.

  13. Loss Proceeds. In the event of a casualty to the Mortgaged Property, unless Mortgagee elects, or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Mortgagor for restoration, Mortgagee and Mortgagor shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Mortgagee shall, after deducting Mortgagee's third-party costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys' fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Mortgagee elects, or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Mortgagee in the same manner as Rent received from Manager with respect to the operation of the Mortgaged Property; provided, further, however, that in the event that the Insurance Proceeds of such rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Mortgagee shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Mortgagee's reasonable discretion, the number of months required for Mortgagor to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such escrow account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. In the event that Insurance Proceeds are to be applied toward restoration, Mortgagee shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. Unless Mortgagee elects, or is required pursuant to Section 6.01(a) hereof to make all of the Condemnation Proceeds available to Mortgagor for restoration, Mortgagee and Mortgagor shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Mortgagee shall, after deducting Mortgagee's costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys' fees, apply same, by transferring such amounts to the Collection Account, to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Mortgagee in the same manner as Rent received from Manager with respect to the operation of the Mortgaged Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Mortgagee shall hold such Condemnation Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account. Mortgagee shall estimate, in Mortgagee's reasonable discretion, the number of months that the Mortgaged Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Mortgagee shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. If any Loss Proceeds are received by Mortgagor, such Loss Proceeds shall be received in trust for Mortgagee, shall be segregated from other funds of Mortgagor, and shall be forthwith paid into the Central Account, or paid to Mortgagee to hold in a segregated bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Mortgagor for restoration in accordance herewith, to the extent not used by Mortgagor in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Mortgagee shall apply the same to reduce the Debt in accordance with the terms of the Note.

                                VII:  CONDEMNATION

 1. Condemnation. (a) Mortgagor shall notify Mortgagee promptly of the commencement or threat of any Taking of the Mortgaged Property or any portion thereof. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Mortgagor's reasonable approval, except after the occurrence of an Event of Default, in which event Mortgagor's approval shall not be required), subject to the provisions of this Mortgage; provided, however, that Mortgagor may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the outstanding principal sum of the Loan. Mortgagor shall execute and deliver to Mortgagee any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Mortgagee. Except as set forth above, Mortgagor shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Mortgagee which consent may not be unreasonably withheld or delayed. All Condemnation Proceeds are hereby assigned to and shall be paid to Mortgagee. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the outstanding principal sum of the Loan, Mortgagor hereby authorizes Mortgagee to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Mortgagee shall have the option, in Mortgagee's sole discretion, to apply such Condemnation Proceeds (less any cost to Mortgagee of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work. In the event Mortgagee elects to make Condemnation Proceeds available to be used toward the restoration or rebuilding of the Mortgaged Property to a usable whole, such Condemnation Proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b). Any excess proceeds remaining after completion of such restoration or rebuilding shall be applied to the repayment of the Debt. If the Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note. Mortgagor shall promptly execute and deliver all instruments requested by Mortgagee for the purpose of confirming the assignment of the Condemnation Proceeds to Mortgagee.

   (a) Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07. No application of the Condemnation Proceeds to the reduction of Mortgagor's Debt shall have the effect of releasing the lien of this Mortgage until the remainder of the Debt has been paid in full. In the case of any Taking, Mortgagee, to the extent that Mortgagee has not been reimbursed by Mortgagor, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds. All Condemnation Proceeds deposited with Mortgagee pursuant to this Section, until expended or applied as provided herein, may be commingled with the general funds of Mortgagee and shall constitute additional security for the payment of the Debt and the payment and performance of Mortgagor's obligations, but Mortgagee shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof. All awards so deposited with Mortgagee shall be held by Mortgagee in an Eligible Account and invested in Permitted Investments, but Mortgagee makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.


                            VIII:  LEASES AND RENTS

  1.Assignment. (a) Mortgagor does hereby bargain, sell, assign and set over unto Mortgagee, all of Mortgagor's interest in the Leases and Rents. The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Mortgagor to Mortgagee and not an assignment for security and the existence or exercise of Mortgagor's revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Mortgagee of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Mortgagee a mortgagee-in-possession. In addition to the provisions of this Article VII, Mortgagor shall comply with all terms, provisions and conditions of the Assignment.

  (a) So long as there shall exist and be continuing no Event of Default, Mortgagor shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Mortgage and the Assignment.

  (b) In a separate instrument Mortgagor shall, as requested from time to time by Mortgagee, assign to Mortgagee or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Mortgagee, but subject to the provisions of Section 7.01(b) hereof. Mortgagor agrees to deliver to Mortgagee, within thirty (30) days after Mortgagee's request, a true and complete copy of every Lease and, within ten (10) days after Mortgagee's request, a complete list of the Leases, certified by Mortgagor to be true, accurate and complete and stating the demised premises, the names of the lessees, the Rent payable under the Leases, the date to which such Rents have been paid, the material terms of the Leases, including, without limitation, the dates of occupancy, the dates of expiration, any Rent concessions, work obligations or other inducements granted to the lessees thereunder, and any renewal options.

  (c) The rights of Mortgagee contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Mortgagee to Mortgagor or any lessee under a Lease or any party claiming through any such lessee.

  (d) At any time after an Event of Default, the license granted hereinabove may be revoked by Mortgagee, and Mortgagee or a receiver appointed in accordance with this Mortgage may enter upon the Mortgaged Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.

  (e) In addition to the rights which Mortgagee may have herein, upon the occurrence of any Event of Default, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be used and occupied by Mortgagor and may require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

  2. Management of Mortgaged Property. (a) Mortgagor shall manage the Mortgaged Property or cause the Mortgaged Property to be managed in a manner which is consistent with the Approved Manager Standard. All Space Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arms-length transactions. All Leases shall provide that they are subordinate to this Mortgage and that the lessees thereunder attorn to Mortgagee. Mortgagor shall deliver copies of all Leases, amendments, modifications and renewals to Mortgagee.

  (a) Mortgagor (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly, upon Mortgagee's request, send copies to Mortgagee of all notices of default which Mortgagor shall receive under the Leases; (iii) shall, consistent with the Approved Manager Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed; (iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Mortgagor may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market);
(v) shall not execute any other assignment of lessor's interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Mortgage; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall notify Mortgagee of any material alteration, modification or change in the terms of any guaranty of any Major Space Lease or cancellation or termination of such guaranty promptly upon effectuation of same unless altered, cancelled, modified or changed in the ordinary course of business;
(ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Major Space Lease or Property Agreement with any Pad Owner without Mortgagee's consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Mortgagee promptly if any Pad Owner shall cease business operations which cessation may adversely affect the Mortgaged Property or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Mortgaged Property; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Mortgagee all such further assurances, confirmations and assignments in connection with the Mortgaged Property as are required herein and as Mortgagee shall from time to time reasonably require.

  (b) All security deposits of lessees, whether held in cash or any other form, shall be treated by Mortgagor as trust funds, but shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor in the Security Deposit Account. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by a Person reasonably satisfactory to Mortgagee, shall, if permitted pursuant to Legal Requirements, at Mortgagee's option, name Mortgagee as payee or mortgagee thereunder or be fully assignable to Mortgagee and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Mortgagee to be held by Mortgagee in accordance with the terms of the Leases and all Legal Requirements.

  (c) If the Underwritable Net Cash Flow for the Cross-collateralized Properties for any twelve month period is less than eighty-five percent (85%) of the Underwritable Net Cash Flow for the Cross-collateralized Properties as of the date of this Mortgage (after adjustment for any Cross-collateralized Properties for which a Sale or other prepayment has occurred), Mortgagee shall have the right to terminate the existing Management Agreement and to appoint an independent property manager selected by Mortgagee, in Mortgagee's sole discretion, to manage the Mortgaged Property.

  (d) Mortgagor covenants and agrees with Mortgagee that (i) the Mortgaged Property will be managed at all times by the Manager pursuant to the management agreement approved by Mortgagee (the "Management Agreement"), (ii) after Mortgagor has knowledge of a fifty percent (50%) or more change in control of the ownership of the Manager, Mortgagor will promptly give Mortgagee notice thereof (a "Manager Control Notice") and (iii) the Management Agreement may be terminated by Mortgagee at any time for cause (including, but not limited to, Manager's gross negligence, willful misconduct or fraud) or at any time following either (A) the occurrence of an Event of Default, or (B) the receipt of a Manager Control Notice, and a substitute managing agent shall be appointed by Mortgagor, subject to Mortgagee's approval, which may be given or withheld in Mortgagee's sole discretion. Mortgagor may from time to time appoint a successor manager to manage the Mortgaged Property with Mortgagee's prior written consent which consent shall not be unreasonably withheld or delayed, provided that, any such successor manager shall be a reputable management company having a senior executive with at least seven (7) years' experience in the management of motel properties in the State, shall be the manager of at least 2,500 rooms, including, without limitation, certain complexes which contain more than 100 rooms, and shall be reasonably acceptable to Mortgagee. Mortgagor further covenants and agrees that Mortgagor shall require the Manager (or any successor managers) to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities.

  (e) Mortgagor shall (i) pay all sums required to be paid by Mortgagor under the Franchise Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement on the part of Mortgagor to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor under the Franchise Agreement, and (iii) promptly notify Mortgagee of the giving of any notice to Mortgagor of any default by Mortgagor in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Mortgagor to be performed and observed and deliver to Mortgagee a true copy of each such notice. Mortgagor shall not, without the prior consent of the Mortgagee, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any respect, either orally or in writing, and Mortgagor hereby assigns to Mortgagee as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Mortgage, all the rights, privileges and prerogatives of Mortgagor to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement without the prior consent of Mortgagee shall be void and of no force and effect. If Mortgagor shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Mortgagor to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing Mortgagor from any of its obligations hereunder, Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Mortgagor to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Mortgagee and any Person designated by Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action. If the franchisor under the Franchise Agreement shall deliver to Mortgagee a copy of any notice sent to Mortgagor of default under the Franchise Agreement, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee in good faith, in reliance thereon. Mortgagor shall, from time to time, but not more frequently than four (4) times during the term of the Loan, use its best efforts to obtain from the franchisor under the Franchise Agreement such certificates of estoppel with respect to compliance by Mortgagor with the terms of the Franchise Agreement as may be requested by Mortgagee. Mortgagor shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Mortgagee made at any time within four (4) months of the last day upon which any such option may be exercised, and Mortgagor hereby expressly authorizes and appoints Mortgagor its attorney-in-fact to exercise any such option in the name of and upon behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.




                                 IX:  MAINTENANCE AND REPAIR

  1. Maintenance and Repair of the Mortgaged Property; Alterations; Replacement of Equipment. Mortgagor hereby covenants and agrees:

  (a) Mortgagor shall not (i) desert or abandon the Mortgaged Property, (ii) change the use of the Mortgaged Property or cause or permit the use or occupancy of any part of the Mortgaged Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Mortgaged Property; or (iv) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership.

  (b) Mortgagor shall, at its expense, (i) take good care of the Mortgaged Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements,
(ii) in the ordinary course, exercising good business judgment and consistent with the Approved Manager Standard make all repairs to the Mortgaged Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Mortgaged Property in a manner appropriate for the facility and
(iii) not commit or suffer to be committed any waste of the Mortgaged Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or impair the value thereof. Mortgagor shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Mortgaged Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by Mortgagor shall be made in a good and workmanlike manner, using material and repaired consistent with the Approved Manager Standard shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. To the extent any of the above obligations are obligations of tenants under Space Leases or Pad Owners or other Persons under Property Agreements, Mortgagor may fulfill its obligations hereunder by causing such tenants, Pad Owners or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

 (c) Mortgagor shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Mortgaged Property or any portion thereof, nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration which would diminish the value of the Mortgaged Property without Mortgagee's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

 (d) Mortgagor represents and warrants to Mortgagee that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Mortgaged Property, except for the Equipment and equipment leased by Mortgagor for the management, operation or maintenance of the Mortgaged Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitutes all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Mortgaged Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Mortgage and the Permitted Encumbrances. All rights, title and interest of Mortgagor in and to all extensions, improvements, betterment, renewals, appurtenances to, the Mortgaged Property hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor in the Mortgaged Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagee or Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in this Mortgage, but at any and all times Mortgagor shall execute and deliver to Mortgagee any documents Mortgagee may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Mortgage.

  (e) Notwithstanding the provisions of this Mortgage to the contrary, Mortgagor shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Mortgaged Property. Mortgagor shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Mortgaged Property, Mortgagor shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute "Equipment" and shall be covered by the security interest herein granted.




                           X:  TRANSFER OR ENCUMBRANCE OF THE MORTGAGED
PROPERTY

  1. Other Encumbrances. Mortgagor shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Mortgaged Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom. In addition, Mortgagor shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Mortgagor or any interest in Mortgagor except as expressly permitted pursuant to this Mortgage.

  2. No Transfer. Mortgagor acknowledges that Mortgagee has examined and relied on the expertise of Mortgagor and, if applicable, each General Partner, in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan and will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt and Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property. Mortgagor shall not Transfer, nor permit the Transfer of, (a) the Mortgaged Property or any part thereof, or any interest therein or (b) any or all of the interests in Mortgagor, or if Mortgagor is a partnership, of any General Partner, without the prior written consent of Mortgagee, which consent Mortgagee may withhold in its sole and absolute discretion. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Mortgagee's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer.

  3. Due on Sale. Mortgagee may declare the Debt immediately due and payable upon any Transfer or further encumbrance without Mortgagee's consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer or further encumbrance of the Mortgaged Property or any part thereof or interest in the Mortgaged Property or in Mortgagor regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer or further encumbrance of the Mortgaged Property or interest in Mortgagor.

  4. Permitted Sale. Notwithstanding the foregoing provisions of this Article IX, Mortgagee shall consent to a one time Transfer of the Mortgaged Property in its entirety (hereinafter, "Sale") provided that each of the following terms and conditions are, in the sole judgment of Mortgagee, satisfied: (i) no Default is then continuing hereunder; (ii) Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Mortgaged Property (hereinafter, "Buyer") as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000 and any proposed Buyer is or at the closing of such Sale will be a Single Purpose Entity acceptable to Mortgagee; (iii) Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in connection with the Sale, plus, other than in connection with a Sale to an Affiliate, an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note; (iv) the Buyer assumes and agrees to pay the Debt subject to the provisions of the Note, this Mortgage and the other Loan Documents and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Mortgagee may require; (v) Mortgagor delivers to Mortgagee, without any cost or expense to Mortgagee, such endorsements to Mortgagee's title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Mortgagee may deem necessary or desirable at the time of the Sale, all in form and substance satisfactory to Mortgagee, including, without limitation, an endorsement or endorsements to Mortgagee's title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced in clause (iv) above, with no additional exceptions added to such policy, and insuring that fee title to the Mortgaged Property is vested in the Buyer; (vi) Mortgagor executes and delivers to Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Mortgagee and shall be binding upon the Buyer; (vii) the Aggregate Debt Service Coverage and the loan to value ratio of the Mortgaged Property (with the value of the Mortgaged Property established as the price received by Mortgagor in consideration for such sale) are no less and no greater, respectively, than as of the Closing Date; and (vii) such Sale is not construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Mortgagor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability.


XI:  CERTIFICATES



  1. Estoppel Certificates.     (a)  After request by Mortgagee, Mortgagor,
within fifteen (15) days and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Mortgage have not been modified or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

  (a) Within fifteen (15) days after written request by Mortgagor, not more than four times a year Mortgagee shall furnish to Mortgagor a written statement confirming the amount of the Debt, the maturity date of the Note, the date to which interest has been paid, and whether any Event of Default or other Default has occurred and is then continuing.


                                        XII:  NOTICES

  1. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

     If to Mortgagee:    To Mortgagee, at the address first written above,

                         with a copy to:

                         Brown & Wood LLP
                         One World Trade Center
                         New York, New York  10048-0557
                         Attn:  David J. Weinberger, Esq.

     If to Mortgagor:    To Mortgagor, at the address set forth on the
                         signature page hereto, with copy to:
                         Frank W. Cuiffo, Esq.
                         at Donovan, Leisure, Newton & Irvine
                         30 Rockefeller Plaza
                         New York, New York 10112

or such other address as either Mortgagor or Mortgagee shall hereafter specify by written notice as provided herein, provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof.


                                 XIII:  INDEMNIFICATION

 1. Indemnification Covering Mortgaged Property. In addition, and without limitation, to any other provision of this Mortgage or any other Loan Document, Mortgagor shall protect, indemnify and save harmless Mortgagee and its successors and assigns, and each of their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and expenses, whether incurred within or outside the judicial process), imposed upon or incurred by or asserted against Mortgagee and its assigns, or any of their agents, employees, officers or directors, by reason of (a) ownership of this Mortgage, the Assignment, the Mortgaged Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Mortgaged Property or any part thereof under any Legal Requirement or any liability asserted against Mortgagee with respect thereto; or (i) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Mortgagor shall have no obligation to indemnify Mortgagee pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Mortgagee's, and its successors' or assigns', willful misconduct or gross negligence. Any amounts payable to Mortgagee by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Mortgage and other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Mortgagee, as applicable, until paid. The provisions of this Section 12.01 shall survive the termination of this Mortgage whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.


                                    XIV:  DEFAULTS

  1. Events of Default. The Debt shall become immediately due at the option of Mortgagee upon any one or more of the following events ("Event of Default"):

  (a) if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

  (b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

  (c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Mortgage or any other Loan Document shall not be paid within five (5) days after Mortgagee delivers written notice to Mortgagor that same is due and payable thereunder or hereunder;

  (d) except as otherwise permitted herein, if Mortgagor, Indemnitor or, if Mortgagor or Indemnitor is a partnership, any general partner of Mortgagor or Indemnitor shall institute or cause to be instituted any proceeding for the termination or dissolution of Mortgagor, Indemnitor or any such general partner;

  (e) if the insurance policies required hereunder are not kept in full force and effect, or if the insurance policies are not assigned and delivered to Mortgagee as herein provided;

  (f) if Mortgagor or Indemnitor attempts to assign its rights under this Mortgage or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

  (g) if any representation or warranty of Mortgagor or Indemnitor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Mortgagee shall prove false or misleading in any material respect;

  (h) if Mortgagor, Indemnitor or any general partner of Mortgagor or Indemnitor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

  (i) if a receiver, liquidator or trustee of Mortgagor, Indemnitor or any general partner of Mortgagor or Indemnitor shall be appointed or if Mortgagor, Indemnitor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor, Indemnitor or their respective general partners or if any proceeding for the dissolution or liquidation of Mortgagor, Indemnitor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor, Indemnitor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within sixty (60) days or if Mortgagor, Indemnitor or their respective general partners shall generally not be paying its debts as they become due;

  (j) if Mortgagor shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Mortgaged Property without regard to its priority relative to this Mortgage; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Mortgaged Property or any other provision of this Mortgage;

  (k) if the Mortgaged Property becomes subject (i) to any lien which is superior to the lien of this Mortgage, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic's, materialman's or other lien which is or is asserted to be superior to the lien of this Mortgage, and such lien shall remain undischarged (by payment, bonding, or otherwise) for ten (10) Business Days unless contested in accordance with the terms hereof;

  (l) if Mortgagor discontinues the operation of the Mortgaged Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

  (m) except as permitted in this Mortgage, any material alteration, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

  (n) if Mortgagor or Indemnitor or any general partner of Mortgagor or Indemnitor shall institute or cause to be instituted any proceeding for the termination and dissolution of Mortgagor or Indemnitor;

  (o) if Mortgagor consummates a transaction which would cause this Mortgage or Mortgagee's rights under this Mortgage, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Mortgagee to liability for a violation of ERISA or a state statute;

  (p) if an Event of Default shall occur under any of the other Cross-collateralized Mortgages; or

  (q) if Mortgagor shall be in default under any of the other terms, covenants or conditions of the Note (other than as set forth in (a) through (p) above), this Mortgage or any other Loan Document, other than as set forth in (a) through (p) above, for ten (10) Business Days after notice from Mortgagee in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Mortgagee in the case of any other default or an additional thirty (30) days if Mortgagor is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (p) above.

  (r) if there is an Event of Default under that particular promissory note dated January 26, 1996 made by MOA-TL Holding Corp. to HFS Incorporated, as same may be amended, extended or otherwise revised from time to time.

   2. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property or any one or more of the Cross-collateralized Properties or any one or more of them, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Mortgagee hereunder, at law or in equity: (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Mortgage and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Mortgaged Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property or any part thereof, (C) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property or any part thereof, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof, and (D) apply the receipts from the Mortgaged Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee's third-party agents; or (iii) have an appraisal or other valuation of the Mortgaged Property or any part thereof performed by an Appraiser (and Mortgagor covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Mortgagee in connection therewith shall constitute a portion of the Debt and be secured by this Mortgage and shall be immediately due and payable to Mortgagee with interest, at the Default Rate, until the date of receipt by Mortgagee; or (iv) sell the Mortgaged Property or institute proceedings for the complete foreclosure of this Mortgage, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Mortgage in which case the Mortgaged Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Mortgage, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Mortgage for the portion of the Debt then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell the Mortgaged Property or any part thereof and any or all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Mortgagee, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Mortgage; or (ix) apply, ex parte, for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Mortgagor or of any Person liable for the payment of the Debt, to which appointment Mortgagor does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Mortgagee to receive the Rent with respect to any of the Mortgaged Property pursuant to this Mortgage or the Assignment; or (x) require, at Mortgagee's option, Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and may require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and Mortgagor may be evicted by summary proceedings or otherwise; or (xi) without notice to Mortgagor (A) apply all or any portion of the cash collateral in the Basic Carrying Costs Sub-Account, including any interest and/or earnings therein, to carry out the obligations of Mortgagor under this Mortgage and the other Loan Documents, to protect and preserve the Mortgaged Property and for any other purpose permitted under this Mortgage and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Mortgagee to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Mortgagee may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Mortgagor hereby waives, to the fullest extent permitted by Legal Requirements, any defense Mortgagor might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Mortgagee.

  (a) Any time after an Event of Default Mortgagee shall have the power to sell the Mortgaged Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Mortgagee may deem best for the interest of Mortgagee, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Mortgaged Property in fee simple by Mortgagee's deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Section
13.02 or otherwise, shall be applied as follows:

          First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Mortgagee's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Mortgagee under this Mortgage, together with interest as provided herein on all such advances made by Mortgagee, and all Impositions, except any Impositions or other charges subject to which the Mortgaged Property shall have been sold;

          Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

          Third: To the payment of any other portion of the Debt required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note, or any of the other Loan Documents; and

          Fourth: The surplus, if any, to Mortgagor unless otherwise required by Legal Requirements.

Mortgagee and any receiver or custodian of the Mortgaged Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

      (u) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

      (c) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Section 13.02, Mortgagee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgement of Mortgagee, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 13.02, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

     (d) In the event of any sale made under or by virtue of this Section
13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

      (x) Upon any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

     (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or any part thereof or upon any other property of Mortgagor shall release the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired until all amounts due under the Note, this Mortgage and the other Loan Documents are paid in full.

   3. Payment of Debt After Default. If following the occurrence of any Event of Default, Mortgagor shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Mortgaged Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note, Mortgagor shall, in addition to the entire Debt, also pay to Mortgagee a sum equal to interest which would have accrued on the principal balance of the Note at the Interest Rate from the date of such tender to the earlier of (a) the Maturity Date or
(b) the first day of the period during which prepayment of the principal balance of the Note would have been permitted together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Mortgagor shall be deemed to be a voluntary prepayment of the principal balance of the Note, and Mortgagor shall, in addition to the entire Debt, also pay to Mortgagee the applicable prepayment consideration specified in the Note and this Mortgage.

  4. Possession of the Mortgaged Property. Upon the occurrence of any Event of Default hereunder and the acceleration of the Debt or any portion thereof, Mortgagor, if an occupant of the Mortgaged Property or any part thereof, upon demand of Mortgagee, shall immediately surrender possession of the Mortgaged Property (or the portion thereof so occupied) to Mortgagee, and if Mortgagor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Mortgagee and, on demand, Mortgagor shall pay to Mortgagee monthly, in advance, a reasonable rental for the space so occupied and in default thereof Mortgagor may be dispossessed. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any part thereof. Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Mortgage making the Transfer of the Mortgaged Property or any part thereof without Mortgagee's prior written consent an Event of Default.

  5. Interest After Default. If any amount due under the Note, this Mortgage or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Mortgagor shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate of interest; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. All unpaid and accrued interest shall be secured by this Mortgage as part of the Debt. Nothing in this Section 13.05 or in any other provision of this Mortgage shall constitute an extension of the time for payment of the Debt.

  6. Mortgagor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Mortgagor will
(a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

  7. Control by Mortgagee After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, to the extent permitted by Legal Requirements, Mortgagee shall be entitled to obtain possession and control of all property now and hereafter covered by this Mortgage and the Assignment in accordance with the terms hereof and thereof.

  8. Right to Cure Defaults. (a) Upon the occurrence of any Event of Default, Mortgagee or its agents may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee and its agents are authorized to enter upon the Mortgaged Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Mortgagee's interest in the Mortgaged Property or any part thereof or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Mortgage.

  (a) If Mortgagee makes any payment or advance that Mortgagee is authorized by this Mortgage to make in the place and stead of Mortgagor (i) relating to the Impositions or tax liens asserted against the Mortgaged Property, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Mortgagee will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Mortgage but not enumerated in this
Section 13.08, Mortgagee may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Mortgaged Property and the full security interest intended to be created by this Mortgage. In connection with any payment or advance made pursuant to this
Section 13.08, Mortgagee has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Mortgagee pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Mortgagor on demand, together with interest at the Default Rate, and will be secured by this Mortgage.

    9. Late Payment Charge. If any portion of the Debt is not paid in full within five (5) days after the date on which it is due and payable hereunder, Mortgagor shall pay to Mortgagee an amount equal to three percent (3%) of such unpaid portion of the Debt ("Late Charge") to defray the expense incurred by Mortgagee in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

   10. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

   11. Marshalling and Other Matters. Mortgagor hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Nothing herein or in any other Loan Document shall be construed as requiring Mortgagee to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property but Mortgagee may seek satisfaction out of all the Cross-collateralized Properties or any part thereof in its absolute discretion. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Mortgaged Property or any part thereof subsequent to the date of this Mortgage and on behalf of all Persons to the fullest extent permitted by applicable law.

    12. Tax Reduction Proceedings. After an Event of Default, Mortgagor shall be deemed to have appointed Mortgagee as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Mortgaged Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

   13. General Provisions Regarding Remedies.

  (a)Right to Terminate Proceedings. Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

  (b) No Waiver or Release. The failure of Mortgagee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of an Event of Default and no payment by Mortgagee of any payment or obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor or any other Person, shall operate to release or in any manner affect the interest of Mortgagee in the Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated.

  (c) No Impairment; No Releases. The interests and rights of Mortgagee under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

  (d) Effect on Judgment. No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon any Mortgaged Property or any portion thereof shall affect in any manner or to any extent the lien of the other Cross-collateralized Mortgages upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Mortgagee hereunder or thereunder. Such lien, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

     (e)      Relating to Certain States.  With respect to any
Mortgaged Property in a State to which there are certain matters relating to the exercise of remedies in Article XVIII hereof, such Article shall govern with respect to the exercise of any remedies under this Article XIII, as applicable.


                                    XV:  COMPLIANCE WITH REQUIREMENTS

  1. Compliance with Legal Requirements.   (a)  Mortgagor shall promptly
comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Mortgaged Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Mortgagor represents and warrants that the Mortgaged Property is in compliance in all material respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Mortgagor and to best of Mortgagor's knowledge, there is no basis for the entering of such note or notices.

  (a) Mortgagor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Mortgagee to any civil or criminal liability, (ii) prior to and during such contest, Mortgagor shall furnish to Mortgagee security reasonably satisfactory to Mortgagee, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement, (iii) no Default or Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not, (unless Mortgagor shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Mortgaged Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Mortgage; (v) such contest shall not affect the ownership, use or occupancy of the Mortgaged Property; (vi) the Mortgaged Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor; (vii) Mortgagor shall give Mortgagee prompt notice of the commencement of such proceedings and, upon request by Mortgagee, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i)-(vi) of this Section 14.01(b); and
(viii) upon a final determination of such proceeding, Mortgagor shall take all steps necessary to comply with any requirements arising therefrom.

  (b) Mortgagor shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Mortgaged Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Mortgaged Property or any part thereof is discontinued, Mortgagor nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Mortgaged Property, take such steps (including the making of any payment) to insure the continued use of vaults or replacements.

  2. Compliance with Recorded Documents; No Future Grants. Mortgagor shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Mortgaged Property.


                                     XVI:  PREPAYMENT; RELEASE

  1. Prepayment. (a) Except as set forth in Section 15.01(b) hereof, no prepayment of the Debt may be made in whole or in part at any time prior to the date which is the eighteenth (18th) month anniversary of the date hereof.

     (a)Thereafter, Mortgagor may prepay the Loan, in whole or, from time to time, in part, as of the last day of an Interest Accrual Period in accordance with the following provisions:

       (i)Mortgagee shall have received from Mortgagor, not less than fifteen
(15) days', nor more than sixty (60) days', prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid.

       (ii) Mortgagor shall also pay to Mortgagee all interest due through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Mortgage or the other Loan Documents.

       (iii) Any partial prepayment shall be in a minimum amount not less than $25,000 and shall be in whole multiples of $1,000 in excess thereof and no partial prepayments may individually or in the aggregate reduce the Loan Amount below an amount equal to fifty percent (50%) of the Loan Amount on the date hereof.

       (iv)  No Event of Default shall have occurred and be continuing.

       (v) Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Mortgagor from the obligation to pay the regularly scheduled installments of principal and interest becoming due under the Note.

 2.Release of Mortgaged Property. If Mortgagor prepays all or a portion of the Loan pursuant to Section 15.01(b) hereof or if Mortgagee applies Loss Proceeds from the Mortgaged Property towards the repayment of the Debt, Mortgagee shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to Mortgagor a release of this Mortgage (a "Release") in recordable form with respect to the Mortgaged Property.

     (a) If such prepayment is a prepayment in part, but not in whole, Mortgagee shall have received on the date proposed for such prepayment an amount equal to the greater of (i) one hundred and twenty-five percent (125%) of the Initial Allocated Loan Amount and (ii) ninety percent (90%) of the gross sales price or gross refinancing proceeds of the Mortgaged Property but not to exceed one hundred and fifty percent (150%) of the Initial Allocated Loan Amount (the "Release Price").

     (b) In the event of a prepayment pursuant to Section 15.01(b) hereof, Mortgagee shall have received from Mortgagor evidence in form and substance satisfactory to Mortgagee that the pro forma Aggregate Debt Service Coverage of all Cross-collateralized Properties immediately following the Release is at least equal to the greater of the Aggregate Debt Service Coverage as of the Closing Date and the Aggregate Debt Service Coverage immediately prior to effecting such Release, accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects; provided, however, that if immediately following the Release, the Aggregate Debt Service Coverage shall be greater than the Aggregate Debt Service Coverage as of the Closing Date but less than the Aggregate Debt Service Coverage immediately prior to effecting such Release, Mortgagor shall pay a Release Price equal to one hundred and fifty percent (150%) of the Allocated Loan Amount:

     (c) Mortgagor shall, at its sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Mortgagee, and Mortgagor shall pay all costs reasonably incurred by Mortgagee (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs or endorsement premiums) in connection with the review, execution and delivery of the Release.

     (d)     No Event of Default has occurred and is continuing.

  3. Repayment Fee. (a) Upon the repayment of all or any portion of the Loan, whether on the Maturity Date or any other date (whether such repayment is made voluntarily or involuntarily), Mortgagor shall be required to pay Mortgagee on the date of such repayment, in addition to the Principal Amount or a portion thereof which is to be prepaid, a non-refundable repayment fee equal to two percent (2%) of the Principal Amount or portion thereof which is to be repaid.

     (a) Notwithstanding the foregoing, Mortgagor shall not be obligated to pay the Repayment Fee from:

              (i) the proceeds of a Sale permitted by Section 9.04 hereof; or

              (ii) the proceeds of:

                    (B) a financing, or

                    (C) sale or issuance of equity made by or arranged through Mortgagee in which Mortgagee has a participation sufficient to ensure Mortgagee the right to earn an amount not less than the Repayment Fee Mortgagee would otherwise earn but for this exception (A and B jointly "Replacement Financing") provided that:

                          (2) upon notification from Mortgagor, at least
ninety (90) days, but not more than one hundred and twenty (120) days prior to the Maturity Date, Mortgagee shall enter into good faith negotiations with Mortgagor to establish terms and conditions for Replacement Financing; and

                          (3) Mortgagee shall offer to Mortgagor Replacement
Financing on terms which are based on then current market conditions as determined by Mortgagee at its sole and absolute discretion.

                                 XVII:  ENVIRONMENTAL COMPLIANCE

  1. Covenants, Representations and Warranties. (a) Mortgagor has not, at any time, and, to Mortgagor's best knowledge after due inquiry and investigation, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Mortgagor, and Mortgagor does not intend to and shall not use the Mortgaged Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Mortgaged Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Mortgaged Property or any part thereof. In addition, without limitation to the foregoing provisions, Mortgagor represents and warrants that, to the best of its knowledge, after due inquiry and investigation, except as previously disclosed in writing to Mortgagee, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Mortgaged Property.

  (a) Mortgagor, to the best of its knowledge, knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Mortgaged Property or any part thereof or any other real property owned and/or occupied by Mortgagor, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

 (b) Mortgagor shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Mortgaged Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Mortgaged Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Mortgaged Property or any part thereof.

  (c) Mortgagor represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Mortgagor, are threatened in writing with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Mortgaged Property or any part thereof. Mortgagor has received no notice of, and, except as disclosed in the Environmental Report, has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Mortgaged Property or any part thereof or any other real property owned or occupied by Mortgagor or arising out of the conduct of Mortgagor, including, without limitation, pursuant to any Environmental Statute.

 (d) Mortgagor has not waived any Person's liability with regard to the Hazardous Materials in, on, under or around the Mortgaged Property, nor has Mortgagor retained or assumed, contractually or by operation of law, any other Person's liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

 (e)In the event that there shall be filed a lien against the Mortgaged Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Mortgagor shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Mortgagor receives notice of such lien, either (i) pay the claim and remove the lien from the Mortgaged Property, or
(ii) furnish (A) a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

  (f) Mortgagor represents and warrants that (i) except as disclosed in the Environmental Report, Mortgagor has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Mortgaged Property, nor has Mortgagor been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Mortgaged Property nor any other property owned by Mortgagor is included or, to Mortgagor's best knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or, to Mortgagor's knowledge, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Mortgagor covenants that Mortgagor will comply with all Environmental Statutes affecting or imposed upon Mortgagor or the Mortgaged Property.

  (g) Mortgagor covenants that it shall promptly notify Mortgagee of the presence and/or release of such Hazardous Material and of any request for information or any inspection of the Mortgaged Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Mortgagee with copies of such request and any response to any such request or inspection. Mortgagor covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Mortgagee with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof in accordance with all such Legal Requirements applicable to the Mortgaged Property or any part thereof to the satisfaction of Mortgagee.

  (h) Following the occurrence of an Event of Default hereunder, and without regard to whether Mortgagee shall have taken possession of the Mortgaged Property or a receiver has been requested or appointed or any other right or remedy of Mortgagee has or may be exercised hereunder or under any other Loan Document, Mortgagee shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Mortgaged Property or any part thereof as Mortgagee may, in its discretion, and consistent with reasonable safety standards, determine to conduct, relative to Hazardous Materials. All costs and expenses incurred in connection therewith including, without limitation, consultants' fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Mortgagee, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Mortgagee until reimbursed.

  (i) Mortgagor represents and warrants that the paint and painted surfaces existing within the interior or on the exterior of the Mortgaged Property are not flaking, peeling, cracking, blistering, or chipping, and do not contain unlawful amounts of lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof, and that the current inspections, operation, and maintenance program at the Mortgaged Property with respect to lead-based paint is consistent with FNMA guidelines and sufficient to ensure that all painted surfaces within the Mortgaged Property shall be maintained in a condition that prevents exposure of residents to lead-based paint. To Mortgagor's knowledge, there have been no claims for adverse health effects from exposure on the Mortgaged Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Mortgaged Property.

  (j) Mortgagor represents and warrants that except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Mortgaged Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Mortgaged Property,
(iii) no insulating material containing urea formaldehyde is located about the Mortgaged Property and (iv) no asbestos-containing material is located about the Mortgaged Property.

  2. Environmental Indemnification. Mortgagor shall defend, indemnify and hold harmless Mortgagee, and its successors and assigns, and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

  (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof whether or not disclosed by the Environmental Report relative to the Mortgaged Property;

  (b) any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof whether or not disclosed by the Environmental Report relative to the Mortgaged Property;

  (c) any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report relative to the Mortgaged Property; and/or

  (d) any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Mortgaged Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report relative to the Mortgaged Property.

     Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Mortgagor shall have no obligation to indemnify Mortgagee for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Mortgagee's willful misconduct or gross negligence. Any amounts payable to Mortgagee by reason of the application of this Section 16.02 shall be secured by this Mortgage and shall, upon demand by Mortgagee, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Mortgagee until paid.

     This indemnification shall survive the termination of this Mortgage whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise. The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Mortgagor from personal liability provided for in this Mortgage or in any of the other Loan Documents. Nothing in this Section 16.02 shall be deemed to deprive Mortgagee of any rights or remedies otherwise available to Mortgagee, including, without limitation, those rights and remedies provided elsewhere in this Mortgage or the other Loan Documents.


                                     XVIII:  ASSIGNMENTS

  1. Participations and Assignments. Mortgagee shall have the right to assign this Mortgage and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Mortgagor's or Mortgagee's obligations under this Mortgage or the other Loan Documents.


                                         XIX:  MISCELLANEOUS

  1. Right of Entry. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property or any part thereof at all reasonable times, and subject to the rights of guests and tenants and, except in the event of an emergency, upon reasonable notice and to inspect Mortgagor's books and records and to make abstracts and reproductions thereof.

  2. Cumulative Rights. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Mortgage, to every right and remedy now or hereafter afforded by law.

  3. Liability. If Mortgagor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

  4. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Mortgage with the same effect as if set forth in the body hereof.

  5. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Mortgage, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

  6. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

  7. No Oral Change. The terms of this Mortgage, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Mortgagor and Mortgagee with respect to the Loan. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

  8. WAIVER OF COUNTERCLAIM, ETC. MORTGAGOR HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY MORTGAGEE OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM MORTGAGOR MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY MORTGAGEE OR ITS AGENTS, AGAINST MORTGAGOR, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE OR THE DEBT.

  9. Headings; Construction of Documents; etc. The table of contents, headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Mortgagor acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Mortgage and the other Loan Documents and that neither this Mortgage nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

  10. Sole Discretion of Mortgagee. Whenever Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee (except where otherwise herein expressly provided) and shall be final and conclusive, except as may be otherwise specifically provided herein.

      Section 18.35. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

  12. Covenants Run with the Land. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee, subsequent holders of this Mortgage and their successors and assigns. Without limitation to any provision hereof, the term "Mortgagor" shall include and refer to the mortgagor named herein, any subsequent owner of the Mortgaged Property, and its respective heirs, executors, legal representatives, successors and assigns. The representations, warranties and agreements contained in this Mortgage and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

  13. APPLICABLE LAW. THIS MORTGAGE WAS NEGOTIATED IN NEW YORK, AND MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

  14. Security Agreement. (a) (i) This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the UCC. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. This Mortgage is filed as a fixture filing and covers goods which are or are to become fixtures on the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC of the State in which the Mortgaged Property is located (said portion of the Mortgaged Property so subject to the UCC being called in this Section 18.14 the "Collateral"). If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee following an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff's sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral given to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper.

  (i) The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Mortgaged Property shall not derogate from or impair in any manner the intention of this Mortgage. Mortgagee hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Mortgaged Property shall not be construed to alter, impair or impugn any rights of Mortgagee as determined by this Mortgage or the priority of Mortgagee's lien upon and security interest in the Mortgaged Property in the event that notice of Mortgagee's priority of interest as to any portion of the Mortgaged Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.

  (b) Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

  15. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property in its own name or, if required by Legal Requirements or, if in Mortgagee's reasonable judgment, it is necessary, in the name and on behalf of Mortgagor, which Mortgagee believes will adversely affect the Mortgaged Property or this Mortgage and to bring any action or proceedings, in its name or in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property.

  16. Usury Laws. This Mortgage and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

 17. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

  18. Offsets, Counterclaims and Defenses. Any assignee of this Mortgage, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Mortgage which Mortgagor may otherwise have against any assignor of this Mortgage, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor.

  19. No Merger. If Mortgagor's and Mortgagee's estates become the same including, without limitation, upon the delivery of a deed by Mortgagor in lieu of a foreclosure sale, or upon a purchase of the Mortgaged Property by Mortgagee in a foreclosure sale, this Mortgage and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Mortgage, any Leases or subleases then existing and created by Mortgagor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Mortgagee or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any Lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such lessee or sublessee.

  20. Restoration of Rights. In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

  21. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Mortgage are hereby waived to the full extent permitted by Legal Requirements.

  22. Advances. This Mortgage shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Mortgage shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Mortgage and shall not affect or impair the liability of Mortgagor and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

  23. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Mortgagee under this Mortgage, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

  24. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien.

  25. No Joint Venture or Partnership. Mortgagor and Mortgagee intend that the relationship created hereunder be solely that of mortgagor and mortgagee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor and Mortgagee nor to grant Mortgagee any interest in the Mortgaged Property other than that of mortgagee or lender.

  26. Time of the Essence. Time shall be of the essence in the performance of all obligations of Mortgagor hereunder.

  27. Mortgagor's Obligations Absolute. Mortgagor acknowledges that Mortgagee and/or certain Affiliates of Mortgagee are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Mortgagor. Except as set forth to the contrary in the Loan Documents, all sums payable by Mortgagor hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder, subject to Section 18.32 hereof, shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Mortgaged Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or interference with any use of the Mortgaged Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Mortgagor, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Mortgage or any other Loan Document by any trustee or receiver of Mortgagor or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Mortgagor has or might have against Mortgagee; (f) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing.

  28. Publicity. All promotional news releases, publicity or advertising by Manager, Mortgagor or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Mortgagee or to CS First Boston Corporation ("CSFB") without the prior written approval of Mortgagee or CSFB, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Mortgagee shall be authorized to provide information relating to the Mortgaged Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law.

  29. Securitization Opinions. In the event the Loan is included as an asset of a securitization by Mortgagee or any of its Affiliates, Mortgagor shall, within ten (10) Business Days after Mortgagee's written request therefor, at Mortgagor's sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Mortgagee and the Rating Agency, as may be reasonably required by Mortgagee and/or the Rating Agency in connection with such securitization. Mortgagor's failure to deliver the opinions required hereby within such ten (10) Business Day period shall constitute an "Event of Default" hereunder.

  30. Cooperation with Rating Agencies. Mortgagor covenants and agrees that in the event the Loan is included as an asset of a securitization, Mortgagor shall (a) gather any environmental information reasonably required by the Rating Agency in connection with such a securitization, (b) at Mortgagee's request, meet with representatives of the Rating Agency to discuss the business and operations of the Mortgaged Property, and (c) cooperate with the reasonable requests of the Rating Agency and Mortgagee in connection with all of the foregoing and the preparation of any offering documents with respect thereof.

  31. Securitization Financials. Mortgagor covenants and agrees that, upon Mortgagee's written request therefor in connection with a securitization in which the Loan is to be included as an asset, Mortgagor shall, at Mortgagor's sole cost and expense, promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements).

  32. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, Mortgagee shall not enforce the liability and obligation of Mortgagor or (a) if Mortgagor is a partnership, its constituent partners or any of their respective partners, (b) if Mortgagor is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined),
(c) if Mortgagor is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Mortgagor is a limited liability company, any of its members (the Persons described in the foregoing clauses
(a)-(d), as the case may be, are hereinafter referred to as the "Partners") to perform and observe the obligations contained in this Mortgage or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Mortgagor or the Partners, except that Mortgagee may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Mortgagee to realize upon (i) Mortgagor's interest in the Mortgaged Property, (ii) the Rent to the extent (x) received by Mortgagor (or actually received by its Partners) after the occurrence of an Event of Default, or (y) distributed to Mortgagor (or its Partners, but only to the extent received by its Partners) during or with respect to any period for which Mortgagee did not receive a Manager Certification accurate in all material respects confirming and certifying that all Operating Expenses with respect to the Mortgaged Property which had accrued as of the applicable date of such Manager Certification had been paid (or if same had not been paid, that Manager had taken adequate reserves therefor) (all Rent covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Mortgagee under the Loan Documents (collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Mortgagor and the Partners only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Mortgage or any of the other Loan Documents or the right of Mortgagee to foreclose this Mortgage following the occurrence of an Event of Default; (b) impair the right of Mortgagee to name Mortgagor as a party defendant in any action or suit for judicial foreclosure and sale under this Mortgage; (c) affect the validity or enforceability of the Note, this Mortgage, or any of the other Loan Documents, or impair the right of Mortgagee to seek a personal judgment against the Indemnitor; (d) impair the right of Mortgagee to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Mortgagee to obtain Loss Proceeds due to Mortgagee pursuant to this Mortgage; (g) impair the right of Mortgagee to enforce the provisions of Sections 5.12, 12.01 or 16.01, inclusive of this Mortgage, even after repayment in full by Mortgagor of the Debt; (h) prevent or in any way hinder Mortgagee from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; or (i) impair the right of Mortgagee to sue for, seek or demand a deficiency judgment against Mortgagor solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (i) shall be enforceable against Mortgagor and the Partners (but only to the extent distributed to and actually received by such Partner) only to the extent of any of the Default Collateral. The provisions of this Section 18.32 shall be inapplicable to Mortgagor if any proceeding, action, petition or filing under the Federal Bankruptcy Reform Act of 1978, as amended, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Mortgagor, or if Mortgagor shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors, in which event Mortgagee shall have recourse against all of the assets of Mortgagor including, without limitation, any right, title and interest of Mortgagor in and to the Mortgaged Property, any partnership interests in Mortgagor and any Recourse Distributions received by the Partners of Mortgagor (but excluding the other assets of such Partners to the extent Mortgagee would not have had recourse thereto other than in accordance with the provisions of this Section 18.32).

  33. Intentionally Deleted.

  34. Certain Matters Relating to Mortgaged Property in the State of Illinois.

     With respect to the Mortgaged Property which is located in the State of Illinois, notwithstanding anything contained herein to the contrary:

(a)     COMPLIANCE WITH ILLINOIS MORTGAGE FORECLOSURE LAW

     (i) If any provision in this Mortgage is determined to be inconsistent with any provision of the Illinois Mortgage Foreclosure Law (Chapter 110, Paragraphs 15-1101 et seq., Illinois Revised Statutes) (the "IMFL"), the provisions of the IMFL shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with the IMFL.

     (ii) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in Mortgagee under the IMFL in the absence of such provision, Mortgagee shall be vested with the rights granted in the IMFL to the full extent permitted by law.

     (iii) Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under Paragraphs 15-1510 and 15-1512 of the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Mortgage, shall be added to the indebtedness secured by this Mortgage or by the judgment of foreclosure.

     (iv) Without limiting the generality of the foregoing, this Mortgage also secures all future advances made pursuant to the terms of this Mortgage or the other Loan Documents made after this Mortgage is recorded, including but not limited to all monies so advanced by Mortgagee in accordance with the terms of this Mortgage to (i) preserve or restore the Mortgaged Property, (ii) preserve the lien of this Mortgage or the priority thereof or (iii) enforce this Mortgage, and, to the full extent permitted by Subsection (b)(5) of
Section 15-1302 of the IMFL or other law, shall be a lien from the time this Mortgage is recorded.

(b)     WAIVER OF STATUTORY RIGHTS

     Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Paragraph 15-1201 of the IMFL, or residential real estate (as defined in Paragraph 15-1219 of the IMFL), and to the full extent permitted by law, voluntarily and knowingly waives Mortgagor's rights to reinstatement and redemption as allowed under Paragraph 15-1601(b) of the IMFL, and to the full extent permitted by law, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium laws under any state or federal law.

(c) THIS INSTRUMENT IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE MORTGAGED PROPERTY AND IS TO BE FILED FOR RECORD OR REGISTERED IN THE REAL ESTATE RECORDS OF COOK COUNTY, ILLINOIS. THE ADDRESS OF MORTGAGEE [SECURED PARTY] AND THE MAILING ADDRESS OF MORTGAGOR [DEBTOR] ARE SET FORTH WITHIN. A PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT OF ANY FINANCING STATEMENT RELATING TO THIS INSTRUMENT SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

(d) Mortgagor and Mortgagee intend that this Mortgage shall secure not only sums advanced as of the date hereof but also all advances provided for in the Loan Documents; provided, however, that the maximum amount secured by this Mortgage shall in no event exceed One Hundred Million Dollars ($100,000,000).

     35. Certain Matters Relating to Mortgaged Property Located in the State of Michigan

     With respect to the Mortgaged Property which is located in the State of Michigan, notwithstanding anything contained herein to the contrary:

     (a) Mortgagee shall have all the rights, benefits and privileges set forth in this Mortgage subject to the provisions of MCLA 554.231.

     (b) The failure of Mortgagor to pay taxes in accordance with the terms hereof shall constitute waste.

     (c) In the event of a default under this Mortgage, power is granted to Mortgagee to sell the Mortgaged Property or any part thereof at public auction and to convey same to the purchaser after notice as required by the statutes of the State of Michigan for foreclosure of mortgages by advertisement being Sections 600.3201, et seq., Michigan Compiled Laws, as amended.

     This Mortgage contains a power of sale which permits the Mortgagee to cause the Mortgaged Property to be sold by advertisement rather than pursuant to court action; and Mortgagor hereby voluntarily and knowingly waives any right Mortgagee may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. By execution of the Mortgage, Mortgagor represents and acknowledges that the meaning and the consequences of the foregoing have been discussed as fully as desired by Mortgagor with Mortgagor's legal counsel.

     As additional security for the Debt and performance of the covenants and agreements herein and in any other agreement contained, pursuant to Michigan Compiled Laws 554.231 et seq., as amended, Mortgagor hereby assigns and conveys to Mortgagee and grants Mortgagee security interests in any and all leases, written or unwritten, of the Mortgaged Property or any part thereof, heretofore, now or hereafter entered into and demising any part of the Mortgaged Property, and all rents, issues, income and profits derived from the use of the Mortgaged Property or any portion thereof, whether due or to become due.

     Mortgagor's failure, refusal or neglect to pay any taxes levied against the Mortgaged Property or any insurance premiums due upon policies of insurance covering the Mortgaged Property, shall constitute waste under Michigan Compiled Laws 600.2927, and Mortgagee shall have a right to appointment of a receiver of the Mortgaged Property and of the earnings, income and profits thereof, with such powers as the Court making such appointment confers, and Mortgagor hereby irrevocably consents to such appointment in such event, and agrees to pay Mortgagee's costs and expenses incurred in such proceeding, including reasonably attorneys fees. Payment by Mortgagee for and on behalf of Mortgagor of any delinquent taxes, assessments, or insurance premiums payable by Mortgagor under the terms of this Mortgage shall not cure the default herein described, nor shall it in any manner impair Mortgagee's right to the appointment of a receiver as set forth herein.

  36. Certain Matters Relating to Mortgaged Property Located in the State of Florida. With respect to the Mortgaged Property which is located in the State of Florida, notwithstanding anything contained herein to the contrary:

     (a) It is agreed that any additional sum or sums advanced by the then holder of the Note to or for the benefit of Mortgagor or Mortgagor's permitted assignees, whether such advances are obligatory or are made at the option of Mortgagee, or otherwise, at any time within twenty (20) years from the date of this Mortgage, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the Debt and be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a promissory note of Mortgagor and whether or not identified by a recital that it is secured by this Mortgage; provided that the aggregate amount of outstanding Debt so secured at any one time shall not exceed the sum of ONE HUNDRED MILLION and No/100 Dollars ($100,000,000.00), plus interest and disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such disbursements. It is understood and agreed that this future advance provision shall not be construed to obligate Mortgagee to make any such additional loans or advances. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the words "Note" or "Debt" wherever either appears in the context of this Mortgage. Mortgagor, for itself and its successors in title and its successors and permitted assigns, hereby expressly waives and relinquishes any rights granted under Section 697.04 of the Florida Statutes, or otherwise, to limit the amount of indebtedness that may be secured by this Mortgage at any time during the term of this Mortgage. Mortgagor further covenants not to file for record any notice limiting the maximum principal amount that may be secured by this Mortgage and agrees that any such notice, if filed, shall be null and void; and except as hereinafter provided, of no effect. In the event that, notwithstanding the foregoing covenant, Mortgagor or its successor in title files for record any notice limiting the maximum principal amount that may be secured by this Mortgage in violation of the foregoing covenant, the Debt shall, at the option of Mortgagee, become immediately due and payable.

     (b) The maximum principal sum secured by this Mortgage is one hundred fifty percent (150%) of the Initial Allocated Loan Amount of the Mortgaged Property.

     37. Certain Matters Relating to Mortgaged Property Located in the State of Ohio.

     With respect to the Mortgaged Property which is located in the State of Ohio, notwithstanding anything contained herein to the contrary:

     (a) Paragraph (d) of the granting clause shall be amended by deleting the words "and are part of the real estate" which is found immediately after the definition of "Fixtures" and inserting the words "and are goods that are or are to become fixtures" in their place.

     (b) The following shall be inserted at the end of Section 18.23 hereof:

          This Mortgage is an Open-End Mortgage, and Mortgagor and Mortgagee intend that this Mortgage shall secure not only the sums advanced as of the date hereof, but also the unadvanced balance of the Note, which sums Mortgagee is obligated to advance, and in addition shall secure any and all advances provided for in the Loan Documents; provided, however, that the maximum amount of the principal portion of the Debt that may be outstanding at any time is One Hundred Million and No/100 Dollars ($100,000,000.00).

     (c) The following shall be inserted after the word "Debt" on the seventh line of the "NOW THEREFORE" paragraph found on page one hereof:

     as well as to secure the unpaid balance of advances made by Mortgagee for the payment of taxes, assessments, insurance premiums, and costs incurred for the protection of the Mortgaged Property.

     38. Certain Matters Relating to Mortgaged Property Located in the State of Kentucky.

     With respect to the Mortgaged Property which is located in the Commonwealth of Kentucky, notwithstanding anything contained herein to the contrary:

     (a) The first paragraph of page 1 shall be amended to include "New York County" in the address of the Mortgagee. KRS 382.430.

     (b) "which Note has a maturity date of November 1, 1998" shall be inserted at the end of the second paragraph on page 1.

     (c) Following is the signature of the person who prepared the instrument, David J. Weinberger, and such is deemed to be included as part of the preparer's reference on the cover page hereof. KRS 382.335.

          ________________________

     (d)     The following additional subparagraph shall be inserted in
Section 18.14:

          (c) FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE THE FOLLOWING INFORMATION IS FURNISHED:

          1. The name and address of the record owner of the real estate described in this instrument is:

                  MOA-TL Corp.
                  701 Lee Street, Suite 1000
                  Des Plaines, Illinois 60016

              2.  the name and address of the Debtor (Mortgagor) is:

                  MOA-TL Corp.
                  701 Lee Street, Suite 1000
                  Des Plaines, Illinois 60016

              3.  the name and address of the Secured Party (Mortgagee) is:

                  CS First Boston Mortgage Capital Corp.
                  55 East 52nd Street
                  New York, New York  10055

          4. Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

          5.  This document covers goods which are or are to become fixtures.

     39. Certain Matters Relating to Mortgaged Property Located in the State of Alabama.

     With respect to the Mortgaged Property which is located in the State of Alabama, notwithstanding anything contained herein to the contrary:

     (a)     The following shall be inserted at the end of Section 2.05:

          (u) The money, property or services that are the subject of the transactions provided for in the Loan Documents are not primarily for personal, family or household purposes as contemplated by Section 5-19-1(2) of the Code of Alabama 1975, as amended.

     (b)     The following shall be substituted for the first sentence of
Section 13.021:

          Any time after an Event of Default, this Mortgage shall be subject to foreclosure and may be foreclosed as now provided by law in case of past-due mortgages, and Mortgagee shall be authorized, at its option, whether or not possession of the Mortgaged Property is taken, to sell the Mortgaged Property (or such part of parts thereof as Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to Mortgagee, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the Premises to be sold, or a substantial or material part thereof, is located, after first giving notice by publication one a week for three successive weeks of the time, place and terms of such sale, together with a description of the Mortgaged Property to be sold, by publication in some newspaper published in the county or counties in which the Premises to be sold is located. If there is Premises to be sold in more than one county, publication shall be made in all counties where the Premises to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at any sale held under this Mortgage and may purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor. The purchase at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Mortgaged Property, real, personal, or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one amount without distinction between the items included therein and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling or like proceeding. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Mortgaged Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Mortgaged Property not previously sold shall have been sold or all the Debt shall have been paid in full and this Mortgage shall have been terminated as provided herein. In case of any sale of the Mortgaged Property as authorized by this paragraph, all pre-requisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Debt or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as rebuttably presumptive evidence that the facts so stated or recited are true.

     (c)     The following shall be substituted for the second sentence of
Section 18.14(a)(i):

          This Mortgage shall be effective as a financing statement filed as a fixture filing for purposes of Article 9 of the Uniform Commercial Code. The fixture filing covers all goods that are or are to become affixed to the Realty. The goods are described by item or type in the granting clauses on pages 2-6 hereof. Mortgagor is the debtor, and Mortgagee is the second party. The names of this debtor (Mortgagor) and the secured party (Mortgagee) are given in the first paragraph of this Mortgage. This Mortgage is signed by the debtor (Mortgagor) as a fixture filing. The mailing address of Mortgagee set out in the first paragraph of this Mortgage is an address of the secured party from which information concerning the security interest may be obtained. The mailing address of the Mortgagor set out on the signature page of this Mortgage is a mailing address for the debtor. A statement indicating the types, or describing the items, of collateral is set forth in this Section
18.14 and in the granting clauses on pages 2-6 of this Mortgage. The real estate to which the goods are or are to be affixed is described in Exhibit A. The Mortgagor is a record owner of the real estate.

     (d) This Mortgage is given to secure the Debt; provided, however, that notwithstanding anything to the contrary contained herein: (i) the maximum amount of the principal obligations secured by this Mortgage (the "Principal Obligations") shall not exceed $_______________ (the "Maximum Principal Amount"); (ii) the Maximum Principal Amount of the Principal Obligations secured by this Mortgage shall be deemed to be the first Principal Obligations to be advanced and the last Principal Obligations to be repaid;
(iii) the security afforded by this Mortgage for the Debt shall not be reduced by any payments or other sums applied to the reduction of the Debt so long as the total amount of the outstanding Principal Obligations exceeds the Maximum Principal Amount and thereafter shall be reduced only to the extent that any such payments and other sums are actually applied by the Mortgagee, in accordance with the Loan Documents, to reduce the outstanding Principal Obligations to an amount less than the Maximum Principal Amount; and (iv) the limitation contained in this Section 18.33 on the Maximum Principal Amount shall only pertain to Principal Obligations and shall not be construed as limiting the amount of interest, fees, expenses, indemnified amounts and other Debt secured hereby that are not Principal Obligations, it being the intention of the parties to this Mortgage that this Mortgage shall secure any Principal Obligations remaining unpaid at the time of foreclosure up to the Maximum Principal Amount, plus interest thereon, all costs of collateral and all other amounts (except Principal Obligations in excess of the Maximum Principal Amount) included in the Debt.

     40. Certain Matters Relating to Mortgaged Property Located in the State of South Carolina.

     With respect to the Mortgaged Property Located in the State of South Carolina, notwithstanding anything contained herein to the contrary:

     (a)     COMPLIANCE WITH SOUTH CAROLINA MORTGAGE FORECLOSURE LAW:

          (i) If any provision of this Mortgage is determined to be inconsistent with any provisions of the South Carolina Code of Laws (1976) (the "Code") as deal with Mortgage Foreclosures or the South Carolina Rules of Civil Procedure (the "SCRCP"), the Code and SCRCP shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with the Code or SCRCP.

          (ii) Section 3.01(a)(i) shall be amended to add the following sentence at the end of said paragraph: "Provided, however, that in no instance shall Mortgagee require Mortgagor to purchase casualty insurance on the Mortgaged Property in excess of the replacement cost of the Improvements."

          (iii) Section 13.13(a) shall be amended to add the following sentence at the end of said paragraph: "Provided, however, that any such termination or recision shall be in accordance with and subject to the provisions of South Carolina Code of Laws (1976) as deal with Mortgage Foreclosures and the South Carolina Rules of Civil Procedure.

          (iv) The following shall be inserted at the end of Section 18.22: "This Mortgage secures future advances which may be made by Mortgagee, provided that the total amount of indebtedness secured hereunder may not exceed the sum of One Hundred Million and no/100ths Dollars ($1,000,000.00), plus interest thereon, attorney's fees and court costs, together with such other advances as may be authorized by law.

     (b) The following shall be inserted after the word "Mortgagor" at the beginning of the first sentence of Section 7.01(a): ", subject to Impositions".


     IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage the day and year first above written.





Mortgagor's Address                            MOA-TL CORP., Mortgagor


701 Lee Street                                By : ____________________
Suite 1000                                         Name:  John Simon
Des Plaines, IL 60016                              Title: Treasurer




                                     EXHIBIT A


                                  Legal Description




                                     EXHIBIT B


                            Initial Sub-Account Deposits


Initial Basic Carrying Costs Deposit:          $___________

Initial Central Account Deposit:               $___________

Initial Engineering Deposit:                   $___________

Initial Recurring Installments:                $___________



EXHIBIT C                              ** TO BE MODIFIED BY CSFB **

                                Property:____________________________
                                Location:____________________________
        Cash Flow Statement for Month of:____________  Year:

                                                    Current        Year to
                                                    Month          Date


REVENUE
Net Rental Revenue
Other Revenue                                      __________      _________
                           Effective Gross Income

OPERATING EXPENSES
Common Area Maintenance
Payroll
Administration
Leasing
Service
Clean & Decorate
Utilities
Repairs & Maintenance
Taxes
Insurance
Management Fees
Other                                               __________      _________
                          Total Operating Expenses  __________      _________
                          Net Operating Income


RECURRING EXPENSES
To Include Expenses for: Carpet
Replacement, Appliance Replacement,
HVAC/Water Heater Replacement;
Miniblinds/Drapes/Ceiling Fans:                     __________      _________

NON-RECURRING EXPENSES
To Include Capital Expenses for:
Playground, Major Signage,
Lawns/Trees/Shrubs, Paving/Parking, Roof
Replacement, Carpentry/Siding/Balconies,
Exterior Paint, Major Concrete/Sidewalks,
Foundations, Major Exterior, Boiler
Replacement, Major HVAC Replacement,
Plumbing Replace, Electrical Replace,
Other Major, Fire & Storm, Ins. Loss
Recovery:                                           __________      _________
                                        Net Cash
                                   Certified By:_____________________________
                                           Name:_____________________________
                                          Title:_____________________________
                             Management Company:_____________________________





                                        EXHIBIT D


                              Required Engineering Work



                                      EXHIBIT E




                    Re:     [Mortgage, Security Agreement,
                            Assignment of Rents and Fixture Filing]
                            dated as of ________, 199_ by ____________
                            as Mortgagor, to ________________________
                            as Mortgagee (the "Mortgage")


Gentlemen:

     This certificate is delivered in accordance with Article V of the Mortgage. All capitalized terms not defined herein shall have the meanings described to them in the Mortgage.

     To date, the funds deposited into the Central Account are not sufficient to fund or pay, to the extent required to be funded or paid, the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account, the Operation and Maintenance Expense Sub-Account, the Recurring Replacement Reserve Sub-Account, and the Curtailment Reserve Sub-Account. The amount of the deficiency is ___________ Dollars ($______), and such amount must be deposited into the Central Account prior to the next Payment Date or an Event of Default will exist under the Mortgage.

                         _________________________, Mortgagee



                         By:_______________________________
                            Name:
                            Title:






                                      EXHIBIT F

                               Cross-collateralized Properties






                                      EXHIBIT G


                                [BORROWER'S LETTERHEAD]




                                                       __________ __. 199_


[Credit Card Company]

          Re:     [$_________] Loan made by [Lender] to
                  [Borrower]
               Premises:  _____________________________________
                          _____________________________________

          The undersigned hereby directs and authorizes ____________________ to deliver all sums payable to or on behalf of [Borrower] or [Property Manager] by __________________ in connection with the [Property] to the following account:

               Account No. ________________________
               ABA No. ____________________________
               Account of [Lender]

               ____________________________________

          This letter and the direction and authorization contained herein may not be amended, modified, revoked or superseded without the prior written consent of [Lender] its successors or assigns in each instance.

                                        Very truly yours,



                                        [Borrower]


Acnowledged and Agreed to:

[Credit Card Company]



By:_______________________
   Name:
   Title: